SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LONGS DRUG STORES CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Executive Offices

141 North Civic Drive

Walnut Creek, California 94596

NOTICE OF THE

2004 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Longs Drug Stores Corporation will be held at the Shadelands Arts Center, 111 North Wiget Lane (at Ygnacio Valley Road), Walnut Creek, California, on Tuesday, May 25, 2004 at 11:00 a.m., Pacific Daylight Time, for purposes of:

•	electing three directors;

•	considering and voting on a stockholder proposal;

•	ratifying our board of directors’ appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 27, 2005; and

•	transacting such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on Thursday, April 1, 2004 will be entitled to vote at the meeting and any adjournment or postponement of the meeting.

If you are unable to be present, you can vote your shares by either telephone or the Internet or by signing the enclosed proxy card and returning it in the enclosed postage paid envelope.

Walnut Creek, California April 16, 2004	By Order of the Board of Directors,

WILLIAM J. RAINEY Secretary

WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN

PROMPTLY THE ACCOMPANYING PROXY CARD

OR TO VOTE OVER THE INTERNET OR BY TELEPHONE.

PROXY STATEMENT

Executive Offices

141 North Civic Drive

Walnut Creek, California 94596

PROXY STATEMENT

About the Annual Meeting

As one of our stockholders, you are being asked to vote on the following matters: (1) the election of three directors; (2) a stockholder proposal; and (3) the ratification of the appointment of our independent auditors for the fiscal year ending January 27, 2005. Your proxy is being solicited on behalf of our board of directors. The approximate date on which this proxy statement and form of proxy are first being sent or given to our stockholders is April 16, 2004. Longs Drug Stores Corporation operates primarily through Longs Drug Stores California, Inc., a wholly-owned subsidiary. References to “we,” “us,” “our” or our “company” in this proxy statement include, as appropriate, Longs Drug Stores Corporation and its subsidiaries.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on April 1, 2004 will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. Each share is entitled to one vote on matters to be acted upon at the annual meeting. As of April 1, 2004, we had 37,395,394 shares of common stock outstanding.

How do I vote my shares at the annual meeting?

If you are a “record” stockholder of our common stock (that is, if you hold common stock in your own name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services), you may complete and sign the accompanying proxy card and return it to us or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 10:00 a.m., Pacific Daylight Time, on May 24, 2004.

“Street name” stockholders of our common stock (that is, stockholders who hold our common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on that form.

If you are a participant in our Employee Savings and Profit Sharing Plan, you will receive a proxy card for all shares that you own through this plan. The proxy card will serve as a voting instruction card for the trustees or administrators of the plan. If you own shares through the plan and do not vote, the plan trustees will vote your plan shares in the same proportion as shares for which instructions were received under the plan.

Can I change my vote after I return my proxy card or after I vote electronically or by telephone?

You may revoke your proxy at any time before its exercise by filing with our corporate secretary a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

What constitutes a quorum for purposes of the annual meeting?

The inspector of elections will tabulate votes cast by proxy or in person at the annual meeting. The inspector of elections will also determine whether or not a quorum is present. In general, Maryland law provides that the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum at the annual meeting for the election of directors and for the other proposals. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to approve each item?

Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. Approval of the stockholder proposal requires the affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote on the proposal. Broker non-votes will not be counted as shares voted on this proposal and will not affect the voting on this proposal. Abstentions will have the same effect as a vote against this proposal. Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote on the proposal. Any proxy that is returned using the form of proxy enclosed, which is not marked as to a particular item, will be voted for the election of the director nominees, against the stockholder proposal, for the ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the annual meeting.

What information do I need to attend the annual meeting?

You will need an admission ticket to attend the annual meeting. If you are a record stockholder who received a paper copy of this proxy statement, an admission ticket is included with the mailing and is attached to the proxy card. If you are a street name stockholder or otherwise did not receive an admission ticket, you can bring proof of stock ownership, such as a bank or brokerage account statement or a statement indicating your holdings in our Employee Savings and Profit Sharing Plan, to the annual meeting. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a Longs stockholder.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	FOR the directors’ proposal to elect the nominated directors, as set forth on page 4 of this proxy statement;

•	AGAINST the stockholder proposal, as set forth on page 6 of this proxy statement; and

•	FOR the directors’ proposal to ratify the appointment of our independent auditors, as set forth on page 8 of this proxy statement.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion in the best interests of our company and our stockholders. At the date this proxy statement went to press, our board of directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the annual meeting.

Who will bear the expense of soliciting proxies?

The entire cost of solicitation of proxies will be borne by us. We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other stockholders for an anticipated fee of approximately $4,000, plus reasonable out-of-pocket costs and expenses. Our directors, officers and regular employees may solicit proxies by mail, electronic mail, telephone or personal interview without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Is there any other information that I should know about?

Stockholder Proposals

Under the rules of the Securities and Exchange Commission, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement for the 2005 annual meeting of stockholders, such proposal must be received at our executive offices at 141 North Civic Drive, Post Office Box 5222, Walnut Creek, California 94596-1222, Attention: Corporate Secretary, no later than the close of business on December 17, 2004. In addition, our bylaws provide for the timing and content of notice which stockholders must provide to our corporate secretary for the nomination of directors or other proposals to be properly presented at a stockholders meeting. Pursuant to these provisions, notice of any such nomination or proposal must be received by us not less than 90 days prior to the date of the meeting.

Financial Statements

We are mailing our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended January 29, 2004, to all stockholders concurrently with the mailing of this proxy statement. A copy of our Form 10-K for such fiscal year (as well as a copy of our Code of Business Conduct and Ethics) may be obtained without charge by writing to Longs Drug Stores Corporation, Attention: Corporate Treasurer, 141 North Civic Drive, Walnut Creek, California 94596-3858.

I. PROPOSALS

Proposal 1.

Election of Directors

Our board of directors currently consists of twelve members, divided into three classes. As a result of our board of directors’ general policy not to renominate as directors individuals who are current or former employees (except for the Chairman and Chief Executive Officer) or individuals who would be age 72 or older as the date of their election or subsequent re-election, Ronald A. Plomgren, a current director and our former Senior Vice President – Development and Chief Financial Officer, and Frederick E. Trotter, who will be older than age 72 on the date of this annual meeting, have not been renominated for additional terms. As a result, the number of directors will be reduced by two immediately prior to the opening of the vote at the annual meeting (both in the class to be elected). In order to keep the number of directors in each class approximately the same, we are renominating at this annual meeting Donald L. Sorby, Ph.D., our Lead Director, whose current term does not expire until the 2005 annual meeting; therefore, you will be asked to elect three directors. If elected, the terms of the three nominated directors will expire at our 2007 annual meeting of stockholders. Our seven directors not up for election will continue to serve as set forth below.

The proxy holders will vote the proxies received by them for the following three nominees for the terms set forth below and until their successors are duly elected and qualified, unless authorization to vote for election of directors has been withheld. The three nominees receiving the greatest number of votes will be elected as our directors. Robert M. Long, Harold R. Somerset and Donald L. Sorby, Ph.D. have each consented to being named as a nominee and to serve, if elected. In the event that any nominee is unable to serve, the proxy holders will vote the proxies for another person designated by our board of directors.

Information with Respect to Nominees and Continuing Directors

The following table sets forth, as of April 1, 2004, information as to persons who serve as our directors.

Name	Age	Position	Term Expires
Warren F. Bryant	58	Chairman, President and CEO	2006
Donald L. Sorby, Ph.D.	70	Lead Director	2005
Leroy T. Barnes, Jr.	52	Director	2005
William L. Chenevich	60	Director	2005
Murray H. Dashe	61	Director	2006
Duane E. Knapp	56	Director	2005
Robert M. Long	65	Director	2004
Mary S. Metz, Ph.D.	66	Director	2006
Ronald A. Plomgren	70	Director	2004
Harold R. Somerset	68	Director	2004
Frederick E. Trotter	73	Director	2004
Anthony G. Wagner	61	Director	2006

Nominees for Reelection at this Annual Meeting (Terms to Expire 2007)

Robert M. Long, 65, retired as our Chairman of the Board in 2003 and had served in that capacity since 2000. Prior to that, he was our Chairman of the Board and Chief Executive Officer from 1991 to 2000. He has been one of our directors since 1968.

Harold R. Somerset, 68, has been a business consultant since 1994. Mr. Somerset was our Vice Chairman from October 2002 to February 2003 and our interim President and Chief Executive Officer from February 2002 to October 2002. He has been one of our directors since 1992.

Donald L. Sorby, Ph.D., 70, has been our Lead Director since 2002. Dr. Sorby has been a pharmaceutical consultant and Dean Emeritus of the School of Pharmacy, University of the Pacific, since 1995. Dr. Sorby chairs the Governance and Nominating Committee and is a member of the Compensation Committee. He has been one of our directors since 1995.

Directors with Terms Expiring in 2006

Warren F. Bryant, 58, has been our President and Chief Executive Officer since 2002 and our Chairman of the Board since 2003. He was Senior Vice President of The Kroger Co., a retail grocery chain, from 1999 to 2002. Prior to that, from 1996 to 1999, he was President and Chief Executive Officer of Dillon Companies, Inc., a retail grocery chain and subsidiary of The Kroger Co. He has been one of our directors since 2002.

Murray H. Dashe, 61, has been Chairman of the Board, Chief Executive Officer and President of Cost Plus, Inc., a specialty retailer of casual home living and entertaining products, since February 1998. He was Vice Chairman and President of Cost Plus, Inc. from 1997 to February 1998. Mr. Dashe is a member of the Audit and Finance Committee. He has been one of our directors since 2002.

Mary S. Metz, Ph.D., 66, has been President of S.H. Cowell Foundation, a California non-profit public benefit corporation, since 1999. She was Dean of U.C. Berkeley Extension from 1991 to 1998. Dr. Metz is a director of PG&E Corporation, UnionBanCal Corporation and SBC Communications, Inc. Dr. Metz is a member of the Audit and Finance Committee and the Governance and Nominating Committee. She has been one of our directors since 1991.

Anthony G. Wagner, 61, became the Chief Executive Officer of Hospital Systems of the San Francisco Department of Public Health in 2001 and retired in 2003. He was Chief Executive Officer of Community Health Network of San Francisco from 1998 to 2001. He was Executive Administrator of Laguna Honda Hospital from 1988 to 1998. Mr. Wagner chairs the Compensation Committee and is a member of the Governance and Nominating Committee. He has been one of our directors since 1999.

Directors with Terms Expiring in 2005

Leroy T. Barnes, Jr., 52, has been Vice President and Treasurer of PG&E Corporation, an energy-based holding company, since 2001. He was Vice President and Treasurer of Gap, Inc., a retail clothing company, from 1997 to 2001. Mr. Barnes is a director of The McClatchy Company. Mr. Barnes chairs the Audit and Finance Committee and is a member of the Governance and Nominating Committee. He has been one of our directors since 2002.

William L. Chenevich, 60, has been Vice Chairman of U.S. Bancorp, a financial holding company, since 1999. He was Group Executive Vice President of Visa International from 1994 to 1999. Mr. Chenevich is a director of VeriSign, Inc. Mr. Chenevich is a member of the Audit and Finance Committee. He has been one of our directors since 1999.

Duane E. Knapp, 56, has been President of BrandStrategy, Inc., which advises leading brands world-wide and specializes in creating and implementing successful BrandStrategy™ Doctrines, since 1992. He is a member of the Audit and Finance Committee and the Compensation Committee. He has been one of our directors since 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. LONG, SOMERSET AND SORBY.

Proposal 2.

Stockholder Proposal Regarding an Independent Chairman of the Board

Proponents’ Proposal

Each of St. Pius V Parish, 1919 S. Ashland Avenue, Chicago, Illinois 60608-2994, owner of 200 shares of our common stock, and The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201-4118, owner of 9,800 shares of our common stock, has proposed the adoption of the following identical resolution and has furnished the following identical statement in support of its proposal:

“RESOLVED: The shareholders of Longs Drug Stores California, Inc. urge the Board of Directors to amend the bylaws to require that an independent director who has not served as chief executive officer (“CEO”) of the Company shall serve as Chairman of the Board of Directors.”

The following is the supporting statement of the Proponents in connection with their proposal:

“The primary purpose of the Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including the CEO. Such oversight is important in light of the challenges facing our company. We believe that a separation of the roles of Chairman and CEO will promote greater management accountability to shareholders at Longs Drug Stores California, Inc.

Corporate governance experts have questioned how one person serving as both Chairman and CEO can effectively monitor and evaluate his or her own performance. The National Association of Corporate Directors Blue Ribbon Commission on Director Professionalism has recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises.”

Separating the positions of Chairman and CEO will enhance independent Board leadership at Longs Drug Stores California, Inc. Many institutional investors have found that a strong, objective board leader can best provide the necessary oversight of management. For example, CalPERS’ Corporate Governance Core Principles and Guidelines states that “the independence of a majority of the Board is not enough” and that “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

Andrew Grove, chairman of Intel Corporation, stated “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?” (BusinessWeek, November 11, 2002)

Corporate boards should separate the role of chairman and chief executive, according to a McKinsey & Co. survey of 180 US directors representing almost 500 companies, two-thirds of which claim annual revenues topping US$1 billion. Nearly 70% of those polled said a CEO should not run the board. (Financial Times, May 28, 2002)

We believe that separating the CEO and Chairman positions and having an independent Chairman will strengthen the Board’s integrity and improve its oversight of management.”

Our Response to the Proponents’ Proposal

Our board of directors unanimously recommends a vote against this proposal for the reasons set forth below.

Our board has been, and continues to be, a strong proponent of independent leadership at the board level. In this regard, our board has appointed an independent Lead Director and has adopted bylaws and Corporate

Governance Guidelines that ensure independent board leadership whether or not the Chairman and Chief Executive Officer roles are separated. Because we already have an independent Lead Director with broad board leadership authority and responsibilities, we believe that we have secured any advantages that would flow from the separation of the Chairman and Chief Executive Officer offices. In fact, an independent study of over 5,000 publicly traded U.S. corporations reveals that only 2.9% of corporations that have established an independent Lead Director, as we have done, have also separated the Chairman and Chief Executive Officer offices. The proponents would have us join that small group of companies.

We believe authorities upon which the proponents rely actually support our independent Lead Director structure. In their supporting statements, the proponents suggest that the National Association of Corporate Directors Blue Ribbon Commission on Director Professionalism (the “NACD Commission”) and CalPERS favor the separation of the Chairman and Chief Executive Officer positions. However, the requirements for board independence of both the NACD Commission and CalPERS are satisfied by either the separation of Chairman and Chief Executive Officer positions or by the appointment of an independent Lead Director. Therefore, notwithstanding the proponents’ statements, we satisfy the board independence requirements of both the NACD Commission and CalPERS.

The NACD Commission states that a board should ensure that an independent board leader is charged with “organizing the board’s evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board [which do not include management]; setting the agenda with the CEO; and leading the board in anticipating and responding to crises . . .” CalPERS states that “[w]hen the chair of the board also serves as the company’s chief executive officer, the board [should designate] – formally or informally – an independent director who acts in a lead capacity to coordinate the other independent directors.” Under our Corporate Governance Guidelines, these duties and more are assigned to our Lead Director. See Appendix A for a copy of our Corporate Governance Guidelines.

Furthermore, our bylaws give our board the flexibility, based upon our board’s determination of what is in the best interests of our company and stockholders, to either separate the offices of Chairman and Chief Executive Officer or combine the offices of Chairman and Chief Executive Officer. In fact, if the positions are combined, our bylaws require the appointment of an independent Lead Director. In contrast, the proposed amendment to our bylaws would limit the flexibility of our board to act in the manner it determines would best serve stockholders’ interests and to organize its functions and conduct its business in the manner it deems most efficient. Notably, the March 2000 TIAA-CREF Policy Statement on Corporate Governance recognizes the need for a board to have flexibility in organizing its functions.

In addition to having an independent Lead Director, our board’s Audit and Finance Committee, Compensation Committee, and Governance and Nominating Committee are each comprised solely of independent directors and are vested with extensive authority and responsibilities. Moreover, the charters of the Compensation Committee and the Governance and Nominating Committee and our Corporate Governance Guidelines provide for the review at least annually of the performance and compensation of our Chief Executive Officer. See Appendices C, D and A to this proxy statement for copies of the charters of these committees and our Corporate Governance Guidelines. For the reasons stated above, we believe that the independent insight, advice and counsel that each outside, independent director contributes to our company would not be enhanced by requiring that the Chairman of the Board be an independent director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

Proposal 3.

Ratification of Independent Auditors

We engaged the firm of Deloitte & Touche LLP as our independent auditors for the fiscal year ended January 29, 2004. The board of directors, on recommendation of our Audit and Finance Committee, has retained the firm for the current fiscal year. We expect representatives of Deloitte & Touche LLP to be present at our annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RETENTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 27, 2005.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE GUIDELINES

Our board of directors has adopted the Longs Drug Stores Corporation Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, board and committee composition, director compensation, director tenure, limitation on other board service, stock ownership guidelines for directors and officers and CEO succession planning. A copy of our Guidelines appears in Appendix A and can be viewed on our website at www.longs.com/governance.html. Please note that the information on our website is not incorporated by reference in this proxy statement.

The Guidelines provide that a majority of the members of the board must meet the criteria for independence as required by the listing standards of the New York Stock Exchange (the “NYSE”). The Governance and Nominating Committee reviews annually the relationships that each director has with our company. Following such annual review, only those directors who our board of directors affirmatively determines have no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company) are considered independent directors, subject to additional qualifications prescribed under the listing standards of the NYSE. Along those lines, our board of directors has determined that Messrs. Barnes, Chenevich, Dashe, Knapp, Somerset, Sorby, Trotter and Wagner and Ms. Metz, constituting a majority of the directors, are independent in accordance with applicable law and NYSE rules. In making that determination, the board of directors applied the following standards, in addition to any relevant facts and circumstances:

•	A director who is our employee, or whose immediate family member is one of our executive officers, is not independent until three years after the end of such employment relationship; provided, however, that employment as an interim chief executive officer shall not disqualify a director from being considered independent following that employment.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation; provided, however, compensation received by a director for former service as an interim chief executive officer shall not be considered in determining independence.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of our company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

In addition, each member of our three standing committees of our board of directors will be independent under the rules of the NYSE, and each member of our Audit and Finance Committee will also meet the independence requirements set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics which is designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. The Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Business Conduct and Ethics covers topics including, but not limited to, compliance with laws and regulations, conflicts of interest, confidentiality, financial reporting and public communications, health and safety matters and employment practices. A copy of the Code of Business Conduct and Ethics is available at our corporate governance website located at www.longs.com/governance.html. Please note that the information on our website is not incorporated by reference in this proxy statement. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on that website.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

During the fiscal year ended January 29, 2004, our board of directors met ten times. During fiscal 2004, each director attended more than 75% of all meetings of the board of directors and the committees upon which he or she served. Board members are expected to attend our annual meetings. At our 2003 annual meeting of stockholders, all members of our board and nominees for election to our board were present. We have three standing committees of our board of directors: the Audit and Finance Committee, the Compensation Committee and the Governance and Nominating Committee.

Lead Director

Our bylaws provide that if at any time our chairman of the board shall be an executive officer or former executive officer or for any reason shall not be an independent director, a lead director shall be selected by the board’s independent directors from among the directors who are not one of our executive officers or former executive officers and are otherwise independent. Since our current chairman of the board is our chief executive officer, our board has appointed a lead director. In the absence of our chairman of the board of directors, our lead director presides as chairman of meetings of our board and our board’s executive committee. Our lead director also performs such other duties as are assigned to him. Donald L. Sorby, Ph.D., has been our lead director since 2002.

Audit and Finance Committee

At its November 2003 meeting, the board combined the Audit and Compliance Committee and the Finance and Strategic Planning Committee into the Audit and Finance Committee. The new Audit and Finance Committee operates pursuant to a charter, which was adopted in March 2004 and is attached to this proxy statement as Appendix B. The charter can also be viewed on our website on www.longs.com/governance.html. Please note that the information on our website is not incorporated by reference in this proxy statement. The new charter requires that the Audit and Finance Committee be comprised of at least three members, all of whom shall satisfy the independence requirements of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and be financially literate as determined by our board of directors in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to this committee. In addition, at least one member must be an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The new charter also provides that the Audit and Finance Committee will consider at least annually whether we should rotate independent auditing firms. The current committee members are Leroy T. Barnes, Jr., who is the Chairperson, William L. Chenevich, Murray H. Dashe, Duane E. Knapp, Mary S. Metz, Ph.D. and Frederick E. Trotter, all of whom meet the independence requirements of the NYSE and the applicable laws. Mr. Harold Somerset, who was appointed to the Audit and Finance Committee in 2003 and resigned from this committee on March 2, 2004, was originally appointed to the Audit and Finance Committee in 2003 pursuant to the “override” provision of Section 303.02(D) of the New York Stock Exchange Listing Standards which allowed for the appointment of one member who was an officer at our company during the prior three years and, accordingly, would not be deemed “independent.” Mr. Somerset was our interim Chief Executive Officer from February 26, 2002 until October 30, 2002 and our Vice Chairman until February 21, 2003. With respect to Mr. Somerset’s appointment, our board of directors determined in its business judgment that because of Mr. Somerset’s extensive industry and business expertise, his membership on the Audit and Finance Committee was in the best interests of our company and our stockholders. Our board has determined that Messrs. Barnes and Dashe are audit committee financial experts as defined by the rules of the Securities and Exchange Commission.

The new committee charter gives the Audit and Finance Committee the authority and responsibility for the appointment, compensation, retention and general oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors and resolution of any disagreements between management and the independent auditor regarding financial reporting. The Audit and Finance Committee Charter also gives this committee broader authority to fulfill its obligations under SEC and NYSE requirements. The Audit and Finance Committee meets with our management and our independent auditors to review and discuss: (A) major issues regarding accounting principles and financial statement presentation, including any major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of our financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements. This committee also meets periodically with our internal auditors to discuss among other things, any issues that the internal auditor believes warrant audit committee attention. The Audit and Finance Committee examines, at least annually, the independence and quality control procedures of our independent auditors and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to us. In addition, among its other responsibilities, the Audit and Finance Committee reviews our annual and quarterly reports on Forms 10-K and 10-Q and our earnings releases before they are published. This committee, including its predecessors, the Audit and Compliance Committee and the Finance and Strategic Planning Committee, met nine times during the fiscal year ended January 29, 2004. See the Report of the Audit and Finance Committee beginning on page 13 of this proxy statement for more information.

Compensation Committee

The Compensation Committee Charter is available on our corporate governance website at www.longs.com/governance.html. Please note that the information on our website is not incorporated by reference in this proxy statement. The Compensation Committee Charter requires that this committee be comprised of at least two directors as determined by our board, none of whom shall be an employee of our company and each of whom shall (1) satisfy the independence requirements of the NYSE, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. The current members of this committee are Anthony G. Wagner, who is the Chairperson, Duane E. Knapp, Donald L. Sorby, Ph.D., and Frederick E. Trotter, all of whom meet the independence requirements of the NYSE. The Compensation Committee establishes compensation for our executive officers and administers our long-term incentive plans. This committee also establishes the compensation of officers and reviews the compensation of our directors. This committee met eight times during the fiscal year ended January 29, 2004.

Governance and Nominating Committee

The Governance and Nominating Committee Charter is available on our corporate governance website at www.longs.com/governance.html. Please note that the information on our website is not incorporated by reference in this proxy statement. The responsibilities of the Governance and Nominating Committee include:

•	Identification of qualified candidates to become our board members and CEO;

•	Selection of nominees for election as directors at the next annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected;

•	Selection of candidates to fill any vacancies on our board of directors;

•	Development and recommendation to our board of directors of a set of corporate governance guidelines and principles applicable to our company;

•	Oversight of the evaluation of our board, the board committees and management; and

•	Review of the effectiveness of the functioning of our board and its committees.

This committee is to be comprised of at least three directors all of whom (a) shall be “independent” as defined in the rules of the NYSE and (b) shall have experience, in the business judgment of our board, that would be helpful in addressing the matters delegated to this committee. The current members of this committee are Donald L. Sorby, Ph.D., who is the Chairperson, Leroy T. Barnes, Jr., Mary S. Metz, Ph.D., and Anthony G. Wagner, all of whom meet the independence requirements of the NYSE.

When considering candidates for director, this committee takes into account a number of factors, including the following:

•	Whether the candidate brings to our board a variety of expertise, experience and diversity;

•	Substantial experience outside the business community in the professional, public, academic or scientific communities;

•	Conflicts of interest;

•	Experience in corporate governance, experience in our industry and/or experience as a board member of another publicly-held company; and

•	Whether the candidate is an employee or a former employee of our company.

This committee will consider qualified candidates submitted by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholder recommendations may be submitted to our corporate secretary not less than 90 days prior to the annual meeting of stockholders and include, in addition to the information required by our bylaws:

•	If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is not the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•	If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate has been an employee of the recommending security holder or any member of the recommending security holder group during the then-current calendar year or during the immediately preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has, during the year of the nomination or the immediately preceding calendar year, accepted directly or indirectly any consulting, advisory or other compensatory fee from the recommending security holder or any member of the group of recommending security holders or any affiliate of any such holder or member, provided that compensatory fees would not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with such holder or any such member (provided that such compensation is not contingent in any way on continued service);

•	Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or of an affiliate of the recommending security holder or any such member of the recommending security holder group; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group (or in the case of a holder or member that is a fund, an interested person of such holder or any such member as defined in Section 2(a)(19) of the Investment Company Act).

This committee met seven times during the fiscal year ended January 29, 2004. At its August 18, 2003 meeting, our board changed the name of the Nominating Committee to be the Governance and Nominating Committee.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. Executive sessions are led by our Lead Director. An executive session is held in conjunction with each regularly scheduled board meeting and other sessions may be called by the Lead Director in his or her own discretion or at the request of the board. Dr. Sorby has been designated as our Lead Director.

Contacting the Board of Directors

Any stockholder may contact our board or individual members of our board by sending written or email communications to the care of the Corporate Secretary of our company at Longs Drug Stores Corporation, 141 North Civic Drive, Walnut Creek, California 94596, or brainey@longs.com. The Corporate Secretary of our company will collect and forward all such communications, as appropriate, to our board or specified board member.

Directors’ Compensation

Directors who are also employees receive no additional compensation for their services as directors. Each other member of the board of directors is paid an annual retainer of $34,000 plus a fee of $1,000 for each day of attendance at a board meeting. The Lead Director receives an additional annual retainer of $10,000. Each director who is not one of our employees receives $1,000 for each committee meeting attended where an agenda is distributed and preparation is required. Each committee chairperson receives an additional annual fee of $5,000 for each such position held, and each committee member receives an additional annual fee of $1,000 for each committee upon which he or she serves. Each committee member receives a fee of $250 for each minor telephonic committee meeting or each minor committee meeting in which he or she participates. The chairperson is responsible for designating any meetings that are to be considered as “minor.”

In addition to the above compensation, in May 2003, the board of directors made stock grants to each of the ten directors who were not one of our employees. Such directors were granted 200 shares if they were continuing their existing terms after the 2003 annual meeting of stockholders and did not stand for re-election at such meeting. Directors were granted 300 shares if they were re-elected at the 2003 annual meeting of stockholders. The closing price of the shares on the date of the grant was $15.11.

On March 2, 2004, our board adopted a policy to compensate non-employee directors who are invited to attend meetings of committees by the Chairpersons of such committees or the Lead Director in order that such committee may secure the benefits of such invited director’s expertise and counsel. Pursuant to this policy, invited non-employee directors receive a meeting fee equal to the fee that a member of such committee receives for attendance at any such meeting.

Board of Directors Compensation Philosophy

Our board of directors believes that, in order to attract and retain qualified board members, directors should receive cash and equity compensation commensurate with that paid to directors at other companies of similar size in the same or comparable industries (peer companies). An appropriate level of equity compensation will help align board compensation with the interest of our stockholders. In order to determine the appropriate level of compensation, our board of directors will evaluate compensation paid by relevant peer companies and information provided by independent compensation experts. Generally, our board of directors intends to review board compensation levels following each annual meeting of stockholders at which directors are elected and recommend any necessary adjustments in cash and equity compensation.

AUDIT AND FINANCE COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The purpose of the Audit and Finance Committee is to assist our board of directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditor. This committee is also directly responsible for the appointment of our independent auditors.

The Audit and Finance Committee acts under a written charter adopted and approved by our board of directors on March 2, 2004, and attached to this proxy statement as Appendix B. Each member of the Audit and Finance Committee is “independent” as defined by the rules of the NYSE. One member, Mr. Somerset, who was appointed to the Audit and Finance Committee in 2003 and resigned from this committee on March 2, 2004 was not considered “independent” under the rules of the NYSE at the time of his appointment. Mr. Somerset was originally appointed to the Audit and Finance Committee in 2003 pursuant to the “override” provision of Section 303.02(D) of the New York Stock Exchange Listing Standards which allowed for the appointment of one member who was a company officer during the prior three years and accordingly would not be deemed

“independent.” Mr. Somerset was our interim Chief Executive Officer from February 26, 2002 until October 30, 2002 and our Vice Chairman until February 21, 2003. With respect to Mr. Somerset’s appointment, our board of directors determined in its business judgment that because of Mr. Somerset’s extensive industry and business expertise, his membership on the Audit and Finance Committee was in the best interests of our company and our stockholders.

Our board of directors has determined that Messrs. Barnes and Dashe are financial experts as defined by the rules of the Securities and Exchange Commission. The Audit and Finance Committee held nine meetings during fiscal 2004. The Audit and Finance Committee designed the meetings to, among other things, facilitate and encourage communication among this committee, management, internal auditors and our independent auditors, Deloitte & Touche LLP.

The Audit and Finance Committee oversees our financial reporting process on behalf of our board of directors. Management has the responsibility for the preparation, presentation and integrity of the financial statements as well as the financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of our annual financial statements, reviewing our quarterly financial statements and expressing an opinion on the conformity of the annual financial statements with generally accepted accounting principles. The Audit and Finance Committee’s responsibility is to monitor and review these processes. However, members of the Audit and Finance Committee are not professionally engaged in the practice of accounting or auditing nor are they experts in the fields of accounting or auditing, including, with respect to auditor independence. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and our independent auditors. In fulfilling its oversight responsibilities, the Audit and Finance Committee:

•	Reviewed and discussed with management our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2004;

•	Discussed with our independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees);

•	Received from our independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with our independent auditors their independence from us;

•	Discussed with our internal and independent auditors the overall scope and plans for their respective audits;

•	Met with our internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls; and

•	Considered whether the provision by the independent auditors of non-audit services is compatible with maintaining the independence of the auditors.

In reliance on the reviews and discussions referred to above and subject to the limitations on our role and responsibilities referred to in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to our board of directors that our audited financial statements be approved and included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2004 filed with the Securities and Exchange Commission. The Audit and Finance Committee has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 27, 2005.

Leroy T. Barnes, Jr., Chairperson

Mary S. Metz, Ph.D.

William L. Chenevich

Murray H. Dashe

Duane E. Knapp

Frederick E. Trotter

Independent Auditor Information

The following table summarizes fees paid to Deloitte & Touche LLP for the fiscal years ended January 29, 2004 and January 30, 2003:

	Fiscal Year Ended
	January 29, 2004	January 30, 2003
Audit Fees	$455,000	$478,000
Audit Related Fees	52,000	51,000
Tax Fees	437,000	834,000
All Other Fees	—	20,000
Total Fees	$944,000	$1,383,000

•	Audit Related Fees include amounts related to the audits of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan, and other accounting and reporting consultations.

•	Tax Fees include amounts related to the reviews of our federal and state income tax returns, tax advice and consultation, tax planning, assistance with identifying and claiming wage and other tax credits and assistance filing for changes in tax accounting methods.

•	All Other Fees in fiscal 2003 represent amounts paid for a consulting project.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In May 2003, the Audit and Finance Committee amended the policy for pre-approval of audit and non-audit services performed by our independent auditors. This policy specifically prohibits our independent auditors from performing any of the services set forth in Section 201(a) of the Sarbanes-Oxley Act of 2002 or any additional prohibited services as specified by the Public Company Accounting Oversight Board. These prohibited services include: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing; (6) management functions; (7) human resources; (8) broker-dealer, investment adviser or investment banking services; (9) legal services; and (10) certain expert services. Further, the Audit and Finance Committee must pre-approve all non-audit services, including tax services, provided to us by our independent auditors. The Audit and Finance Committee may delegate authority to grant pre-approvals to one or more designated members of this committee. This committee also reviews all non-audit services performed by our independent auditors, and the associated fees, at each regularly scheduled quarterly meeting. We have not applied a de minimis exception to our pre-approval policy for any of the fees paid to Deloitte & Touche LLP since the adoption of the policy in August 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own ten percent or more of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and ten percent or greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports and written representations from the reporting persons, we believe that for the fiscal year ended January 29, 2004, our executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Securities Exchange Act of 1934, except that Frederick E. Trotter did not timely file a Form 4 Statement of Changes of Beneficial Ownership of Securities, reflecting the sale of shares of our common stock through a bankruptcy trustee on September 25, 2003. Mr. Trotter reported this sale on a Form 4 Statement of Changes of Beneficial Ownership of Securities on November 19, 2003.

III. SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table presents the number of shares of our common stock owned beneficially as of April 1, 2004 by each director and director nominee, our Chief Executive Officer and the other four most highly compensated executive officers for the fiscal year ended January 29, 2004, our directors and executive officers as a group and all other persons known by us to beneficially own more than 5% of our common stock.

	Shares Beneficially Owned(1)
Name	Common Stock		% of Class
Robert M. Long	2,116,694	(2)	5.7%
J.M. Long Foundation	825,958	(3)	2.2%
Vera M. Long Foundation	323,541	(4)	*
Ariel Capital Management, Inc.	4,909,452	(5)	13.1%
Dimensional Fund Advisors, Inc.	2,289,000	(6)	6.1%
Leroy T. Barnes, Jr.	700		*
Warren F. Bryant	59,693		*
William L. Chenevich	5,700		*
Murray H. Dashe	900		*
Duane E. Knapp	4,100		*
Michael M. Laddon	7,968		*
Steven F. McCann	52,765		*
Mary S. Metz	1,860		*
Ronald A. Plomgren	381,869	(7)	*
William J. Rainey	10,113		*
Bruce E. Schwallie	30,274		*
Harold R. Somerset	10,900		*
Donald L. Sorby	1,900		*
Frederick E. Trotter	200		*
Anthony G. Wagner	1,200		*
All directors and executive officers as a group (21 persons)	2,496,932	(8)	6.7%
Employee Savings and Profit Sharing Plan	7,162,689	(9)	19.2%

*	Less than 1%
(1)

The address for all beneficial owners of more than five percent of our stock is P.O. Box 5222, Walnut Creek, California 94596-1222, unless noted otherwise. Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the

Securities and Exchange Commission. Beneficial ownership also includes the shares of restricted stock held by executive officers, for which they have voting power. See note 2 to the Summary Compensation Table on page 30 for a list of shares of restricted stock held by these executive officers. Shares shown as beneficially owned include shares subject to options which are presently exercisable or which will become exercisable on or before May 31, 2004, as follows: Warren F. Bryant –57,500 shares; Michael M. Laddon – 7,750 shares; Steven F. McCann – 35,950 shares; William J. Rainey – 10,000; Bruce E. Schwallie – 20,000; and all directors, nominees and executive officers as a group – 211,450 shares. The persons named in this table have sole voting and investment power with respect to the shares indicated, unless otherwise noted. These shares are subject to community property laws, where applicable.

(2)	Includes 72,561 shares held in fiduciary capacity for family members for which Robert M. Long has sole voting and investment power and 82,542 shares held in fiduciary capacity for family members for which Robert M. Long has shared voting and investment power. Also includes 825,958 shares held by the J.M. Long Foundation and 323,541 shares held by the Vera M. Long Foundation for which Robert M. Long shares voting and investment power. Excludes 15,445 shares held by family members. Robert M. Long disclaims beneficial ownership of all shares referenced above in this footnote 2.
(3)	Robert M. Long serves as a co-trustee of the J.M. Long Foundation and shares investment and voting power over these 825,958 shares. These shares are not included in the table for Mr. Long and he disclaims beneficial ownership of these shares.
(4)	Robert M. Long serves as a co-trustee of the Vera M. Long Foundation and shares investment and voting power over these 323,541 shares. These shares are not included in the table for Mr. Long and he disclaims beneficial ownership of these shares.
(5)	Pursuant to a Schedule 13G/A filed on February 13, 2004, Ariel Capital Management, Inc., in its capacity as an investment advisor, reported that it has sole voting power for 4,075,815 shares and sole dispositive power for 4,905,822 shares. The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.
(6)	Pursuant to a Schedule 13G filed on February 6, 2004, Dimensional Fund Advisors, Inc. reported that it has sole voting and dispositive power for 2,289,000 shares. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and disclaims beneficial ownership of the shares of our company that it holds.
(7)	Includes 323,541 shares held by the Vera M. Long Foundation for which Ronald A. Plomgren shares voting and investment power. Mr. Plomgren disclaims beneficial ownership of these shares.
(8)	Includes 825,958 shares held by the J.M. Long Foundation and 323,541 shares held by the Vera M. Long Foundation. Includes 72,561 shares held in fiduciary capacity for family members for which Robert M. Long has sole voting and investment power and 82,542 shares held in fiduciary capacity for family members for which Robert M. Long has shared voting and investment power.
(9)	Merrill Lynch Trust Company of California is trustee of the Employee Savings and Profit Sharing Plan. Shares allocated to a plan member’s account are voted by the plan member. Shares that are not allocated to a plan member’s account and shares that are allocated to a plan member’s account but for which the trustee does not receive timely voting instructions are voted by the trustee in the same proportion as those shares which the trustee properly receives directions. On April 1, 2004, there were 40,827 unallocated shares in the plan. Participants in the Employee Savings and Profit Sharing Plan have the right to direct the trustee as to the voting of the shares of our common stock that have been allocated to their respective stock accounts and as such have voting power with respect to these shares. The beneficial ownership of each executive officer who is a participant in the plan includes the shares held in that person’s stock account under the plan. The aggregate number of shares included for all executive officers is 9,989 and the maximum included for any individual participant in the plan is 21,642.

IV.    EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following “Compensation Committee Report” and “Performance Graph” are not “soliciting materials,” are not deemed filed with the SEC and are not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of four members of our board of directors, all of whom satisfy the independence requirements of the NYSE. Each member of the Compensation Committee also meets the definition of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Compensation Committee has overall responsibility for our executive and director compensation policies and practices, and the Compensation Committee’s functions include:

•	Determining the compensation of our Chief Executive Officer;

•	Approving all other executive officers’ compensation, including salary and payments under our bonus program, in each case based in part upon the recommendation of our Chief Executive Officer;

•	Granting awards under our long-term incentive plans;

•	Managing and periodically reviewing all of our annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

•	At least annually, reviewing our compensation philosophy; and

•	Annually reviewing director compensation and recommending to the full board for approval the form and amount of director compensation.

In March 2004, our board of directors approved the amendment and restatement of our Compensation Committee charter in response to the recent adoption of revised NYSE requirements, and a copy of the revised charter is attached to this proxy statement as Appendix C.

COMPENSATION PHILOSOPHY

In compensating our executive officers, including our Chief Executive Officer, our policy has been to employ a compensation program under which our executives are paid competitive base salaries and under which a significant portion of compensation is tied to our short-term and long-term performance. The Compensation Committee believes this approach is a key factor in attracting and retaining capable leadership and provides an appropriate incentive to senior management to continually strive to increase our long-term profitability and stockholder value. The major components of executive compensation consist of base salary, short-term incentive bonuses and awards under our long-term incentive plans. In determining the total compensation of our executive officers, the Compensation Committee considers appropriate factors, such as our performance and relative stockholder return, the elements and value of similar incentive awards provided to the executive officers at comparable companies and the awards previously provided to the applicable executive officer. With respect to the long-term incentive component of the compensation of our executive officers, we believe that a meaningful portion should be in the form of equity-based incentives.

BASE SALARY

During fiscal 2004, base annual salaries for our executive officers were set at levels that the Compensation Committee believes, based on its study of publicly available comparative industry data, were competitive with our relevant peer group of companies. We intend to benchmark our executive officers’ base annual salaries each year against a relevant peer group of companies in order to continue to attract and retain qualified executives. The companies surveyed for this comparison have included selected peer group companies included in the chart appearing under “Stock Performance Graph” on page 23, and certain additional grocery and general merchandise retailers, although the precise group of companies surveyed may vary slightly from year to year.

SHORT-TERM INCENTIVES

The second component of executive compensation is our bonus program that is effected through our 2003 Executive Incentive Plan. Under the 2003 Executive Incentive Plan, executive officers can earn an annual bonus based on our achievement of predetermined objective financial criteria established annually by the Compensation Committee. The 2003 Executive Incentive Plan is designed to produce compensation that the Compensation Committee believed was fair and competitive for senior management when compared against our relevant peer group of companies. Bonus payments under this plan may be made not only in cash, but also in our stock or options to purchase our stock, as determined by the Compensation Committee. Pursuant to the 2003 Executive Incentive Plan, the specific financial objectives that are used to determine bonus compensation for fiscal 2004 were: (i) operating income (before bonus and taxes); (ii) front end same store sales growth; and (iii) same store prescription count growth. Minimum operating performance thresholds were pre-established by the Compensation Committee for each of these objectives and must be achieved before any bonus tied to a particular financial objective is awarded to an executive officer. Each of our executive officers is assigned a “target bonus” at the beginning of the fiscal year, expressed as a percentage of his or her base salary. In fiscal 2004, this “target bonus” was 80% of base salary for the Chief Executive Officer and ranged from 40% to 60% of base salary for the other executive officers. If the specific financial objectives are met, each executive officer’s bonus is equal to the target bonus. If the specific financial objectives are not met, bonuses are determined as a declining percentage of target bonuses depending on the extent of the shortfall. No bonus is paid under the 2003 Executive Incentive Plan if our company fails to achieve predefined minimum performance levels. Conversely, if financial objectives are exceeded, then each executive officer can earn a bonus in excess of the target bonus determined as an increasing percentage of the target bonus depending on the extent of the performance in excess of the target. In fiscal 2004, the maximum bonus was two and one-half times the target bonus for the Chief Executive Officer and two times the target bonus for the other executive officers. Fiscal 2004 financial objectives used to determine the bonuses for our executive officers resulted in a payout of 23.84% of the target bonus for each executive, except in the event an executive has been guaranteed a greater bonus amount pursuant to his or her employment agreement.

The 2003 Executive Incentive Plan is intended to permit our payment and award of qualified “performance-based” compensation that will not be subject to the deduction limitations of Section 162(m).

LONG-TERM INCENTIVES

The third component of executive compensation is the granting of equity-based awards under our 1995 Long-Term Incentive Plan. Awards under the plan can include restricted stock, stock options, performance shares and stock appreciation rights. Historically, we have granted stock options and restricted stock under the plan to, among others, executive officers, key general office employees and key store employees, and in November 2003 we granted options to our executive officers as detailed in the table on page 31 of this proxy statement. Equity-based awards are intended to motivate our executive officers, key employees and other employees to improve the long-term performance of our common stock, and we, therefore, believe that significant equity-based compensation helps create a vital long-term partnership between our executive officers and other stockholders. In fact, our Corporate Governance Guidelines sets forth our executive officer stock ownership policy. Since we award stock options having an exercise price equal to the market price of our common stock at the time of grant, the option grants provide value only when the price of our common stock increases above that price, thereby tying awards to the future performance of our common stock. Restricted stock awards also serve to directly tie compensation to our performance since an increase in the stock price results in a benefit to the holder of our restricted stock. In addition, because our stock options and restricted stock generally vest over a period of four years and require the holder to remain employed by us until the time of vesting, this form of compensation is intended to assist us in retaining our executive officers and other key employees in order to sustain positive performance on a multi-year basis. The Compensation Committee has based the size of awards under the plan primarily on the position and general level of responsibility of the recipient with reference to competitive grant practices of our relevant peer group of companies. The Compensation Committee also considers subjective factors on a case-by-case basis, as it believes to be in our and our stockholders’ best interests.

On April 23, 2003, the Compensation Committee approved a Performance Based Restricted Stock Grant program for our executive officers. This program provides our executive officers with the opportunity to receive restricted stock grants if a closing share price goal is met and sustained over a five consecutive trading day period during the fiscal year. The closing price goals set by the Compensation Committee were $25.00 for fiscal 2004, $30.00 for fiscal 2005 and $35.00 for fiscal 2006. If the share price goals are attained, then the number of shares of restricted stock set forth in the table below are granted to the participants. If the share price goals are not attained, then shares are not granted, and the opportunity to receive such shares is forfeited. The restricted share opportunity for each executive is as follows:

Participant	Number of Shares
	Fiscal 2004	Fiscal 2005	Fiscal 2006
Martin A. Bennett	5,500	5,500	5,500
Michael M. Laddon	6,500	6,500	6,500
Steven F. McCann	7,533	7,533	7,533
William J. Rainey	8,067	8,067	8,067
Bruce F. Schwallie	7,000	7,000	7,000
Todd J. Vasos	6,500	6,500	6,500
Linda M. Watt	5,667	5,667	5,667

For any restricted stock grants made under this program, 34% of such shares vest immediately, an additional 33% of such shares vest on the first anniversary of the grant date (subject to employment of the participant by us on such date) and the remaining 33% of such shares vest on the second anniversary of the grant date (subject to employment of the participant by us on such date). The $25.00 stock price goal for a period of five consecutive trading days during fiscal 2004 was not attained, and therefore no shares were granted under this program during fiscal 2004.

Compensation of the Chief Executive Officer

In October 2002, the Compensation Committee approved an employment contract with Warren F. Bryant to serve in the position of President and Chief Executive Officer. Under this contract, Mr. Bryant’s annual base salary was set at $750,000 for fiscal 2004. The Compensation Committee also approved a one-time employment bonus of $300,000 and a grant of 230,000 stock options under the 1995 Long-Term Incentive Plan, which Mr. Bryant received in fiscal 2003. The Compensation Committee approved an annual target bonus for Mr. Bryant of 80% of Mr. Bryant’s base salary.

Pursuant to the 2003 Executive Incentive Plan, the specific financial objectives that are used to determine the bonus compensation for Mr. Bryant for fiscal 2004 are: (i) operating income (before bonus and taxes); (ii) front end identical store sales growth; and (iii) same store prescription count growth. Minimum operating performance thresholds were pre-established by the Compensation Committee for each of these objectives and must be achieved before any bonus tied to a particular financial objective is awarded to Mr. Bryant. Mr. Bryant was assigned a “target bonus” at the beginning of the fiscal year equal to 80% of his base salary in fiscal 2004. If the specific financial objectives are met, Mr. Bryant’s bonus is equal to the target bonus. If the specific financial objectives are not met, Mr. Bryant’s bonus is determined as a declining percentage of his target bonus depending on the extent of the shortfall. Conversely, if financial objectives are exceeded, then Mr. Bryant can earn a bonus in excess of the target bonus determined as an increasing percentage of the target bonus depending on the extent of the performance in excess of the target, up to a maximum of two and one-half times the target bonus. Fiscal 2004 financial objectives used to determine the bonus for Mr. Bryant resulted in a payout of 23.84% of the target bonus for Mr. Bryant.

Mr. Bryant agreed to waive payment of the minimum $400,000 annual bonus for fiscal 2004 provided under his employment agreement. In return, we agreed to pay Mr. Bryant a retention bonus if, prior to December 1, 2004, he does not resign (other than for good reason (as defined in his employment agreement)) and his employment is not terminated for cause (as defined in his employment agreement). The retention bonus shall be payable before December 1, 2004 if, prior to such date, Mr. Bryant terminates his employment for good reason, we terminate his employment other than for cause, his employment terminates by reason of his death, or a change in control (as defined in his employment agreement) occurs. The amount of the retention bonus is $260,000 and represents the approximate difference between $400,000 and the fiscal 2004 annual bonus paid to Mr. Bryant based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2004.

On April 23, 2003, the Compensation Committee approved a Performance Based Restricted Stock Grant program for our Chief Executive Officer. This program provides our Chief Executive Officer with the opportunity to receive restricted stock grants if a closing share price goal is met and sustained over a five consecutive trading day period during the fiscal year. The closing price goals set by the Compensation Committee were $25.00 for fiscal 2004, $30.00 for fiscal 2005 and $35.00 for fiscal 2006. If the share price goals are attained, then shares are granted. If the goals are not attained, then shares are not granted and the opportunity to receive such shares is forfeited. The restricted share opportunity for our Chief Executive Officer was 16,167 shares in fiscal 2004, 16,167 shares in fiscal 2005 and 16,166 shares in fiscal 2006. For any restricted stock grants made under this program, 34% of such shares vest immediately, an additional 33% of such shares vest on the first anniversary of the grant date (subject to employment of our Chief Executive Officer by us on such date) and the remaining 33% of such shares vest on the second anniversary of the grant date (subject to employment of our Chief Executive Officer by us on such date). The $25.00 stock price goal for a period of five consecutive trading days during fiscal 2004 was not attained, and therefore no shares were granted under this program during fiscal 2004.

On August 19, 2003, our board approved the application of our relocation policy for officers and key employees pursuant to which we arranged for a third party to purchase Mr. Bryant’s home in South Lebanon, Ohio at an agreed upon price based on the average of no less than two appraisals. Upon completion of the purchase of Mr. Bryant’s home in Ohio, we paid to Mr. Bryant fifty percent of the amount by which Mr. Bryant’s cost (i.e., original purchase price plus the costs of any improvements) of such home exceeded the sales price (grossed up with respect to applicable federal, state and local taxes), or $107,139.

The compensation arrangements for our new Chief Executive Officer were established in light of the compensation philosophy described above and upon the recommendations of outside experts.

DEDUCTIBILITY OF COMPENSATION EXPENSES

Section 162(m) limits federal income tax deductions for compensation paid by us to our Chief Executive Officer and four other most highly compensated executive officers to $1 million per officer per year, unless it is qualified “performance-based” compensation. To qualify as “performance-based” compensation, compensation must be paid pursuant to an incentive plan the material terms of which have been approved by stockholders and must satisfy certain other conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. We have endeavored to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. However, the Compensation Committee believes that the payment of compensation that is subject to the deduction limitations of Section 162(m) could be in our best interests and, while the Compensation Committee will consider tax deductibility as one of its factors in determining compensation, it may not limit compensation to those levels or types of compensation that will be deductible.

CONCLUSION

The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of our executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of Longs. The Compensation Committee also believes that long-term stockholder value was enhanced in fiscal 2004 by the corporate and individual performance achievements of our executives.

Anthony G. Wagner, Chairperson

Duane E. Knapp

Donald L. Sorby, Ph.D.

Frederick E. Trotter

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for our common stock, the Russell 2000 Index and the Russell 2000 Consumer Staples Index, each of which assumes an initial value of $100 and reinvestment of dividends. The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index in terms of market capitalization. The Russell 2000 Consumer Staples Index is a capitalization-weighted index of companies that provide products directly to consumers that are typically considered non-discretionary items based on consumer purchasing habits, and our common stock is included in this index. The past performance of our common stock is not an indication of future performance.

	Years Ended
	Jan99	Jan00	Jan01	Jan02	Jan03	Jan04
Longs Drug Stores Corporation	100	57.17	67.02	62.17	60.93	65.53
Russell 2000	100	117.74	122.09	117.70	91.96	145.31
Russell 2000 Consumer Staples	100	79.35	95.65	122.77	101.49	135.58

EQUITY COMPENSATION PLAN INFORMATION

Effective January 29, 2004

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	1,701,555	$22.00	1,080,887	(1)
Equity Compensation Plans Not Approved by Stockholders	2,273,435	$22.00	680,315	(2)
Total	3,974,990	$22.00	1,761,202

(1)

Represents shares remaining for issuance pursuant to options, stock appreciation rights, restricted stock or performance shares under the 1995 Long-Term Incentive Plan. In any fiscal year, no individual may receive awards under the 1995 Long-Term Incentive Plan of more than: 500,000 shares as restricted stock (750,000 shares in connection with initial employment); 300,000 shares pursuant to stock appreciation rights (500,000 in connection with initial employment); or 300,000 performance shares (500,000 in connection with initial employment).

(2)	Represents shares remaining for issuance pursuant to options, stock appreciation rights, restricted stock or performance shares under the Non-Executive Long-Term Incentive Plan.

Equity Compensation Plan Not Approved by Stockholders

The Non-Executive Long-Term Incentive Plan, which has not been approved by our stockholders, authorizes the issuance of 3,000,000 shares of common stock in the form of nonqualified stock options, restricted stock and other stock awards. Awards may only be granted to our employees who are not our officers, directors or other “insiders.”

Generally, options are granted with an exercise price not less than 100% of the closing market price on the date of the grant. Options generally vest over a period of up to four years and have a maximum term of 10 years. The plan contains provisions for automatic vesting upon a change of control.

Restricted Stock awards are valued at fair market value at the date of grant and are recorded as compensation expense over the vesting period. Recipients have voting rights to the shares and dividends are credited to the shares during the restriction period. However, vesting in the shares is generally dependent on continued employment for periods of one to five years.

CHANGE IN CORPORATE CONTROL AGREEMENTS, EMPLOYMENT

AGREEMENTS AND OTHER AGREEMENTS

Change in Corporate Control Agreements

We had previously entered into agreements with Messrs. Schwallie, Laddon, McCann and Rainey, providing for certain severance benefits in the event of the severance of the employment of such executive officers following a change in corporate control. Effective June 26, 2003, each of Messrs. Schwallie, Laddon, McCann and Rainey entered into amended change in control agreements. Under each agreement, severance is payable upon a company-initiated termination within two years following a change in corporate control, a termination initiated by the applicable executive officer with good reason within 180 days following a change in corporate control (with good reason defined as a material and detrimental alteration in the applicable executive officer’s position, responsibilities, compensation or benefits from those in effect immediately prior to the change in corporate control) or a termination initiated by the applicable executive officer for any reason after 180 days after a change in corporate control and within two years following a change in corporate control. The definition of change in corporate control means: (i) stockholder approval of our dissolution or liquidation or the commencement of a bankruptcy case or our involuntary dissolution; (ii) a sale, transfer or other disposition of all or substantially all of our assets; (iii) a change in the composition of our board of directors affecting the majority of the members within a 24 month period; (iv) the consummation of a merger or consolidation of us into another entity or any other corporate reorganization or sale of shares if more than 50% of the combined voting power of the continuing or surviving entity’s securities is owned by persons who owned less than 25% of our voting power immediately prior to the event in question; or (v) a transaction in which any person becomes the beneficial owner of at least 50% of the total voting power of our outstanding voting securities.

The agreements provide that each of the executive officers shall be entitled to a severance benefit equal to three times the average of such executive officer’s annual base salary and bonus for the five consecutive taxable year period (or shorter period of actual service) that includes the taxable year of the change in corporate control, less one dollar. In addition, these executive officers are entitled to a prorated bonus award at the target amount in respect of the performance period in which the severance of employment occurs based on the percentage of the performance period that has elapsed as of the date of the severance of employment. Under the agreements, we are also obligated to establish an irrevocable trust for each executive officer and contribute to it an amount equal to such officer’s deferred compensation account under our Deferred Compensation Plan of 1995. We will also pay to these executive officers an amount covering any excise tax on these benefits.

Each of the agreements has an initial term of three years, and the expiration date will automatically be extended for one additional year unless in the 30 day period immediately preceding any anniversary date of the agreement, either we or the applicable executive officer rejects such automatic extension.

If a change in corporate control had occurred on December 31, 2003, and all executive officers covered by the agreements had been discharged by us, Messrs. Schwallie, Laddon, McCann and Rainey would have been entitled to receive $1,249,638, $1,259,999, $1,332,164 and $1,574,999, respectively, plus an amount covering any excise tax on his benefits.

Retention Agreements

On September 10, 2003, we entered into agreements with Messrs. Schwallie, Laddon, McCann and Rainey providing for certain severance benefits in the event of the severance of the employment of such executive officers. Under each agreement, severance benefits as described below are payable if such executive officer ceases to be employed by us for any reason other than just cause, total disability or death.

The agreements provide that each of such executive officers shall be entitled to the payment of such executive officer’s annual base salary at the same rate, and on the same schedule, as in effect immediately prior to the date of termination of employment for a period of 24 months (18 months where the date of the termination is on or after the second anniversary of the effective date of the agreement). In addition, these executive officers are entitled to certain health coverage and outplacement services.

Each of the agreements has an initial term of two years; provided, however, that such agreements will automatically be renewed for successive two year terms unless we deliver to the applicable executive officer written notice of non-renewal at least 180 days before the expiration date. Notwithstanding the foregoing, these agreements automatically terminate upon the earlier of a change in corporate control (as defined in the change in corporate control agreements described above) and such time as the applicable executive officer ceases to be employed by us for any reason.

Employment Agreements

Warren F. Bryant. In October 2002, we entered into an employment agreement, effective October 30, 2002, with Warren F. Bryant under which Mr. Bryant is to be employed as our President and Chief Executive Officer and which provides that Mr. Bryant be elected onto our board of directors as soon as practicable after the date of the agreement. The agreement provides for an annual base salary of $750,000 which, starting in January 2004, is subject to annual review by the Compensation Committee. Mr. Bryant’s target annual bonus amount is 80% of his base salary. His actual award will range from 0% to 200% of his base salary based on objective performance criteria and other factors as determined by the Compensation Committee of our board of directors. Under the agreement, Mr. Bryant’s annual bonus will be no less than $400,000 for the fiscal year ended January 29, 2004. He also received a one-time employment bonus of $300,000 which Mr. Bryant must repay to us in full or in part if his employment terminates under specified circumstances within 6 or 12 months, respectively, after the date of the agreement. The agreement provides for an option grant in respect of 230,000 shares awarded to Mr. Bryant under the 1995 Long-Term Incentive Plan on October 30, 2002 and provides that any subsequent grants of stock options or equity-based awards to Mr. Bryant will be made in the sole discretion of the Compensation Committee. Under the agreement, Mr. Bryant is also entitled, under certain circumstances, to a nonqualified retirement benefit, which is described further below.

The agreement also provides for reimbursement to Mr. Bryant for reasonable expenses related to his relocation to the San Francisco Bay Area, up to $40,000 in reasonable out-of-pocket expenses incurred for temporary housing and closing and certain related costs for the sale of his home in Ohio. Mr. Bryant is also entitled to a one-time relocation allowance of $20,000 and a payment in the amount necessary to make him whole on an after-tax basis for any income taxes incurred in connection with the relocation-related benefits. Under the agreement, Mr. Bryant is also entitled to a one-time payment that is intended to defray Mr. Bryant’s obligation to his former employer for relocation benefits provided to him.

If we terminate Mr. Bryant’s employment other than for cause or because of disability (each, as defined in the agreement) or Mr. Bryant resigns for good reason (as defined in the agreement), Mr. Bryant will be entitled to severance pay, continued vesting for a period of 18 months of all outstanding options and other equity based awards, a pro-rated annual bonus at his target amount and up to 18 months of continued health care coverage. The severance pay is payable over 18 months and is equal to 1.5 times the highest base salary paid to Mr. Bryant under the agreement and 1.5 times the greater of (i) $400,000 (if Mr. Bryant’s employment terminates prior to the payment of his annual bonus for the fiscal year ending in January 2004), (ii) the highest annual bonus paid to Mr. Bryant during the term of the agreement and (iii) Mr. Bryant’s target annual bonus amount based on his base salary as of the date of his employment termination. Mr. Bryant must execute a release of claims and comply with certain obligations in the agreement relating to confidentiality, non-solicitation, non-disparagement and cooperation in order to receive the severance payments and benefits. The agreement also provides that Mr. Bryant’s unexercised and unvested equity awards will expire in the event of a breach, other than an insubstantial breach, of those obligations.

Mr. Bryant will be entitled to receive enhanced severance payments and benefits instead of those described above if: (i) we terminate his employment other than for cause or disability within two years after a change in control (as defined in the agreement), (ii) Mr. Bryant resigns for good reason within 179 days after a change in control, or (iii) Mr. Bryant resigns for any reason within 180 days and two years after a change in control. The enhanced severance payments and benefits consist of the same severance pay described above except that it is payable in a lump sum and is equal to three times (rather than 1.5 times) the amounts described, a pro-rated annual bonus at the target amount, up to 36 months of continued health care coverage and tax restoration payments to the extent that any payments or benefits made to Mr. Bryant by us are subject to an excise tax under the Internal Revenue Code. In addition, the option grant in respect of 230,000 shares awarded to Mr. Bryant under the agreement would become fully exercisable.

Under the agreement, if (i) Mr. Bryant is employed until November 1, 2007, (ii) his employment is terminated other than for cause, (iii) Mr. Bryant resigns for good reason or for any reason between 6 and 24 months after a change in control or (iv) Mr. Bryant dies, Mr. Bryant (or his spouse in the event of death) will receive a nonqualified retirement benefit in the form of an annuity or, in the case of a qualifying termination between 6 and 24 months after a change in control, a lump sum. The annuity is payable within 30 days after the later of age 62 (or, in the case of Mr. Bryant’s death, the date on which Mr. Bryant would have attained age 62) or termination of employment. The lump sum is payable as soon as practicable following termination of employment. This benefit is intended to compensate Mr. Bryant for the forgone benefit under his former employer’s pension plan attributable to assumed salary increases through age 65 that Mr. Bryant would have earned had he remained employed with his former employer. The agreement provides for an assumed 2% per year salary increase and limits the amount of the benefit, on actuarially an equivalent basis (using the assumptions set forth in the agreement), to $850,000 as of the date of the agreement. Assuming payment in the form of a single-life annuity commencing at age 62, an annual interest rate of 4.81% and the GAR 1994 mortality table, the maximum estimated annual benefit payable under this arrangement is $84,418 per year.

On March 2, 2004, we entered into an amendment to our employment agreement with Mr. Bryant. Pursuant to such amendment, Mr. Bryant agreed to waive payment of the minimum $400,000 annual bonus for fiscal 2004 provided under his original employment agreement. In return, we agreed to pay Mr. Bryant a retention bonus if, prior to December 1, 2004, he does not resign (other than for good reason (as defined in his original employment agreement)) and his employment is not terminated for cause (as defined in his original employment agreement). The retention bonus shall be payable before December 1, 2004 if, prior to such date, Mr. Bryant terminates his employment for good reason, we terminate his employment other than for cause, his employment terminates by reason of his death, or a change in control (as defined in his original employment agreement) occurs. The amount of the retention bonus is $260,000 and represents the approximate difference between $400,000 and the fiscal 2004 annual bonus paid to Mr. Bryant based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2004.

Bruce E. Schwallie. In February 2002, we entered into an agreement with Bruce E. Schwallie, our Executive Vice President – Chief Merchandising Officer, in connection with employment by us and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to hire Mr. Schwallie in the position of Senior Vice President-Pharmacy and Business Development at an initial annual salary of $250,000, participation in our VPIP Program, and a guaranteed bonus equal to 40% of Mr. Schwallie’s base annual salary for his first year of employment. Any bonus thereafter would be based on his individual as well as our overall performance. We also provided a transition bonus of $50,000 and vacation accrual at the rate of four weeks per year, and, within one month of his hire date, we granted Mr. Schwallie a non-qualified stock option of 20,000 shares. To assist in his relocation, we agreed to buy Mr. Schwallie’s prior home and pay for reasonable moving expenses, including reasonable travel back and forth to Ohio as needed until his relocation was completed. We agreed to loan Mr. Schwallie $228,757 to assist him with the purchase of a home in the Walnut Creek, California area. The loan, which we made on March 20, 2002, provides for an interest rate of 7%. So long as Mr. Schwallie remains one of our employees, we will forgive one-fifth of the loan plus all accrued interest at the end of each of the first five years of his employment with us.

Michael M. Laddon. In February 2003, we entered into an agreement with Michael M. Laddon in connection with his employment by us as our Senior Vice President, Chief Information Officer, and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to pay Mr. Laddon an annual salary of $300,000 for the first year of employment, a bonus opportunity targeted to equal 40% of Mr. Laddon’s base annual salary, based on his individual as well as our overall performance. Under the agreement, Mr. Laddon’s annual bonus will be no less than $60,000 for the fiscal year ended January 29, 2004. We also provided a hiring bonus of $100,000, which is subject to a repayment schedule for the first three years of his employment with us if he resigns his employment, and vacation accrual at the rate of four weeks per year. In addition, on May 20, 2003, we granted Mr. Laddon a non-qualified stock option to purchase 31,000 shares of our common stock. To assist in his relocation, we agreed to pay for reasonable moving expenses and to buy Mr. Laddon’s prior home at an agreed upon price based on the average of no less than two appraisals if he is unable to sell his residence within six months from his relocation date of July 2004. During the interim period between Mr. Laddon’s date of hire and relocation to Walnut Creek, pursuant to his employment agreement, we agreed to pay up to $30,000 in temporary living and airline expenses, plus an additional amount necessary to make him whole on an after-tax basis for any income taxes incurred in connection with the payment of such temporary living and airline expenses.

Steven F. McCann. In April 2000, we entered into an agreement (and in May 2002 we amended this agreement) with Steven F. McCann, our Senior Vice President, Chief Financial Officer and Treasurer, in connection with employment by us and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to hire Mr. McCann in the position of Senior Vice President, Chief Financial Officer and Treasurer at an initial annual salary of $210,000, participation in our VPIP Program, and a bonus factor, which provided assurance of his reaching bonus target between the time period of second quarter fiscal 2001 and first quarter fiscal 2002. We also provided a transition bonus of $120,000 and vacation accrual at the rate of four weeks per year, and within one month of his hire date we granted Mr. McCann a non-qualified stock option of 20,000 shares. To assist in his relocation, we agreed to buy Mr. McCann’s prior home and pay for reasonable moving expenses, including travel and lodging expenses for his family to take a trip to California prior to their intended move, and agreed to loan Mr. McCann $256,663 to assist him with the purchase of a home in the Walnut Creek, California area. The loan, which we made on June 15, 2000, provides for an interest rate of

6.53%. So long as Mr. McCann remains one of our employees, we will forgive one-fifth of the loan plus all accrued interest at the end of each of the first five years of his employment with us and, at each interval and in our sole discretion, either make a cash payment to Mr. McCann of an amount equal to the amount so forgiven, or make a stock grant in shares of our stock at the then-current value equaling the loan amount so forgiven. This cash payment or stock grant is intended to help Mr. McCann offset any taxation resulting from the forgiveness of the loan.

William J. Rainey. In March 2003, we entered into an agreement with William J. Rainey in connection with his employment by us as our Senior Vice President, General Counsel and Secretary, and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to pay Mr. Rainey an annual salary of $375,000 for the first year of employment, a bonus opportunity targeted to equal 50% of Mr. Rainey’s base annual salary, based on his individual as well as our overall performance. Under the agreement, Mr. Rainey’s annual bonus will be no less than $93,750 for the fiscal year ended January 29, 2004. We also provided a hiring bonus of $250,000 which is subject to a repayment schedule for the first three years of his employment with us if he resigns his employment and vacation accrual at the rate of four weeks per year. In addition, on May 20, 2003, we granted Mr. Rainey a non-qualified stock option to purchase 40,000 shares of our common stock. To assist in his relocation, we agreed to pay for up to six months of reasonable temporary living expenses and reasonable travel and moving expenses.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee consists of four members. The members of this committee are Anthony G. Wagner, the Chairperson, Duane E. Knapp, Donald L. Sorby, Ph.D., and Frederick E. Trotter. None of the members of this committee is or has been one of our officers or employees.

No “compensation committee interlocks” existed during fiscal 2004.

EXECUTIVE OFFICERS

The following persons are our executive officers or executive officers of our wholly-owned operating subsidiary, Longs Drug Stores California, Inc. (the “CA Subsidiary”), as of April 1, 2004.

Name	Age	Primary Executive Position with Registrant or the CA Subsidiary	Position Held Since(1)
Warren F. Bryant	58	President Chief Executive Officer(3)(4)	2002
Richard W. Dreiling	50	Executive Vice President – Chief Operations Officer(2)(5)	2003
Bruce E. Schwallie	49	Executive Vice President – Chief Merchandising Officer(2)(6)	2002
Martin A. Bennett	53	Senior Vice President-Stores(2)(7)	2000
Michael M. Laddon	50	Senior Vice President-Chief Information Officer(2)(8)	2003
Steven F. McCann	51	Senior Vice President, Chief Financial Officer, and Treasurer(9)	2000
William J. Rainey	57	Senior Vice President, General Counsel and Secretary(10)	2003
Gerald H. Saito	59	Senior Vice President-Hawaii District Manager(2)(11)	1995
Todd J. Vasos	42	Senior Vice President-Marketing(2)(12)	2001
Linda M. Watt	47	Senior Vice President-Human Resources(2)(13)	2001

(1)	Each officer is elected for a one-year term.
(2)	Officer of only the CA Subsidiary and not Longs Drug Stores Corporation.
(3)	Also serves as one of our directors.
(4)	Prior to joining us in October 2002, from 1999 to 2002, Mr. Bryant served as Senior Vice President at The Kroger Co., a grocery retailer. Prior to that, from 1996 to 1999, Mr. Bryant was President and Chief Executive Officer at Dillon Companies, Inc., a grocery retailer and subsidiary of The Kroger Co.
(5)	Mr. Dreiling has been our Executive Vice President, Chief Operations Officer since July 2003. Prior to that, from 1999 to 2003, Mr. Dreiling served as Executive Vice President – Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, from 1998 to 1999, Mr. Dreiling was President of Vons, a Southern California food and drug division of Safeway, Inc.
(6)	Prior to joining us in January 2002, from 2001 to 2002, Mr. Schwallie served as Senior Vice President-Merchandising at Duane Reade, Inc., a retail drug store chain. Prior to that, from 2000 to 2001, Mr. Schwallie was an independent consultant. Prior to that, from 1997 to 2000, Mr. Schwallie served as Senior Vice President at Jo-Ann Stores, Inc., a fabric and craft store retail chain, and prior to that, from 1991 to 1997, Mr. Schwallie served as Senior Vice President at Revco Drug Stores, Inc., a retail drug store chain, which merged with CVS Corporation in May 1997.
(7)	Mr. Bennett has been our Senior Vice President since 2000. Prior to that, from 1996 to 2000, Mr. Bennett was our Vice President and District Manager.
(8)	Prior to joining us in March 2003, from 2002 to 2003, Mr. Laddon was an independent consultant. Prior to that, from 2001 to 2002, Mr. Laddon was Executive Vice President-Sales at Brix Software Systems, a software company; prior to that, from February 2000 to November 2000, Mr. Laddon was Executive Vice President and Chief Information Officer at ProduceOnline.com, a business to business internet company; and prior to that, from 1998 to 2000, Mr. Laddon was Group Vice President and Chief Information Officer at Ralphs Grocery Company, a grocery retailer and subsidiary of The Kroger Co.
(9)	Prior to joining us in April 2000, from 1994 to 1999, Mr. McCann served as Senior Vice President-Finance at Service Merchandise Company, a jewelry and general merchandise retailer, which filed Chapter 11 on March 27, 1999, and ceased continuing business operations on January 19, 2002, subject to bankruptcy court approval.
(10)	Prior to joining us in March 2003, from 1996 to 2003, Mr. Rainey was Senior Vice President, General Counsel and Secretary at Payless ShoeSource, Inc., a shoe retailer.
(11)	Mr. Saito has been our Senior Vice President and Hawaii District Manager since 1995.
(12)	Prior to joining us in December 2001, from 1993 to 2001, Mr. Vasos served as Vice President at Phar-Mor, Inc., a retail drug store chain, which filed Chapter 11 on September 24, 2001.
(13)	Prior to joining us in June 2001, from 1997 to 2001, Ms. Watt served as Vice President-Human Resources at Safeway, Inc., a food and drug retailer.

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by the following persons during the fiscal years ended January 29, 2004, January 30, 2003 and January 31, 2002 for services rendered in all capacities to our company:

•	individuals who served as our Chief Executive Officer during fiscal 2004; and

•	our four other most highly compensated executive officers during fiscal 2004.

Name And Principal Position	Year	Annual Compensation						Long-Term Compensation			All Other Compensation ($)
		Salary ($)		Bonus ($)			Other Annual Compensation ($)(1)	Awards
								Restricted Stock Award(s) (2)($)		Securities Underlying Options / SARs (#)
Warren F. Bryant President & Chief Executive Officer (3)	2004 2003 2002	$ $	750,000 193,269 —	$ $	143,040 300,000 —	(3) (3)	$24,640 — —		— — —	85,000 230,000 —	$ $	178,446 106,818 —	(3) (3)

Bruce E. Schwallie Executive Vice President & Chief Merchandising Officer (4)	2004 2003 2002	$ $	348,743 282,748 —	$ $	67,311 84,638 —	(4)	$13,889 — —		$211,700 —	55,000 65,000 —	$ $	136,785 24,219 —	(4) (4)

Michael M. Laddon Senior Vice President & Chief Information Officer (5)	2004 2003 2002		$264,231 — —		$60,000 — —	(5)	$20,367 — —		— — —	48,500 — —		$11,630 — —	(5)

Steven F. McCann Senior Vice President & Chief Financial Officer (6)	2004 2003 2002	$ $ $	360,224 344,231 300,000	$ $ $	60,843 120,358 95,516	(6)	$8,520 — —	$	— 296,380 —	32,000 95,000 —	$ $ $	131,589 125,744 121,236	(6) (6) (6)

William J. Rainey Senior Vice President & General Counsel (7)	2004 2003 2002		$323,077 — —		$343,750 — —	(7)	$63,454 — —		— — —	57,500 — —		$21,514 — —	(7)

(1)	Includes (a) tax reimbursement payments and (b) certain fringe benefits. Messrs. Bryant, Schwallie, Laddon and Rainey received tax reimbursement payments of $16,120, $13,889, $13,267 and $59,194, respectively. Messrs. Bryant, Laddon, McCann and Rainey received a company car allowance of $8,520, $7,100, $8,520 and $4,260, respectively.
(2)	The number and value, based on the last reported sale price on January 29, 2004, the last day of fiscal 2004, of the aggregate restricted stock held by the named executive officers were: Warren F. Bryant - 0 shares, Bruce E. Schwallie – 10,000 shares ($220,800), Michael M. Laddon – 0 shares, Steven F. McCann – 14,000 shares ($309,120), and William J. Rainey – 0 shares. We retain dividends paid on restricted shares, and when the restricted shares vest we pay the retained dividends thereon, plus interest earned by our investment of dividends, to the recipient.
(3)	Warren F. Bryant was appointed President and Chief Executive Officer on October 30, 2002. Mr. Bryant has waived his right to receive a guaranteed fiscal 2004 bonus payment of no less than $400,000 pursuant to the terms and conditions of his employment contract with us. In consideration of Mr. Bryant’s waiver of the minimum $400,000 annual bonus for fiscal 2004, we agreed to pay Mr. Bryant a retention bonus if, prior to December 1, 2004, he does not resign (other than for good reason) and his employment is not terminated for cause. The retention bonus shall be payable before December 1, 2004 if, prior to such date, Mr. Bryant terminates his employment for good reason, we terminate his employment other than for cause, his employment terminates by reason of his death, or a change in control (as defined in his original employment agreement) occurs. The amount of the retention bonus equals $260,000 and represents the approximate difference between $400,000 and the fiscal 2004 annual bonus of $143,040 paid to Mr. Bryant based on the performance conditions under the 2003 Executive Incentive Plan for fiscal 2004. The amount shown under “All Other Compensation” for fiscal 2004 includes $68,181 for insurance premiums paid on behalf of Mr. Bryant, $107,139 in relocation reimbursement relating to the purchase of Mr. Bryant’s home in Ohio and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan. The amount shown in the “Bonus” column for fiscal 2003 consists of a sign-on bonus of $300,000. The amount shown under “All Other Compensation” for fiscal 2003 includes relocation reimbursement of $106,818.
(4)

Bruce E. Schwallie joined us as Senior Vice President-Pharmacy and Business Development on December 30, 2002. The amount shown under “Bonus” for fiscal 2004 includes $32,307 earned in fiscal 2003 (but not reported in the fiscal 2003 “Bonus” amount) and paid in fiscal 2004. The amount shown under “All Other Compensation” for fiscal 2004 includes

$111,584 for the forgiveness of a bridge loan plus accrued interest, reimbursement of medical and medical premium expenses of $8,444 and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan. The amount shown under “All Other Compensation” for fiscal 2003 includes $22,099 in reimbursed relocation expenses and our contribution of $2,120 to the Employee Savings and Profit Sharing Plan.

(5)	Michael M. Laddon joined us as Senior Vice President, Chief Information Officer in March 2003. The amount shown in the “Bonus” column for 2004 represents the $60,000 guaranteed bonus made pursuant to Mr. Laddon’s offer of employment. The amount under “All Other Compensation” for Mr. Laddon includes $9,518 for the reimbursement of medical and medical premium expenses and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan.
(6)	Steven F. McCann joined us as Senior Vice President, Chief Financial Officer on April 17, 2000. The amount shown under “Bonus” for fiscal 2004 includes $17,904 earned in fiscal 2003 (but not reported in the fiscal 2003 “Bonus” amount) and paid in fiscal 2004. The amount under “All Other Compensation” for fiscal 2004 includes $61,812 for the forgiveness of a bridge loan plus accrued interest, a related cash payment of $61,812 and our contribution of $2,000 to the Employee Savings and Profit Sharing Plan. The amount under “All Other Compensation” for fiscal 2003 includes $61,812 for the forgiveness of a bridge loan plus accrued interest, a related grant of unrestricted stock valued at $61,812 and our contribution of $2,120 to the Employee Savings and Profit Sharing Plan. The amount under “All Other Compensation” for fiscal 2002 includes $59,149 for the forgiveness of a bridge loan plus accrued interest, a related grant of unrestricted stock valued at $59,148 and our contribution of $2,462 to the Employee Savings and Profit Sharing Plan.
(7)	William J. Rainey joined us as Senior Vice President, General Counsel and Secretary in March 2003. The amount shown in the “Bonus” column includes a sign-on bonus of $250,000. The amount under “All Other Compensation” for Mr. Rainey includes $18,613 in relocation reimbursements, $1,818 for the reimbursement of medical and medical premium expenses and $865 contributed by us to the Employee Savings and Profit Sharing Plan.

STOCK OPTION GRANTS IN FISCAL 2004

We granted the following stock options to our Chief Executive Officer and our four other most highly compensated executive officers during the fiscal year ended January 29, 2004.

Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of total options granted to employees in fiscal year		Exercise Price ($/Share)		Expiration Date	Potential Realizable Value at assumed annual rates of stock price appreciation for option term(2)
							5% ($)		10% ($)
Warren F. Bryant	85,000	10.3%			$24.40	November 24, 2013		$1,304,327		$3,305,422

Bruce E. Schwallie	20,000 35,000	2.4 4.2	% %	$ $	16.72 24.40	July 15, 2013 November 24, 2013	$ $	210,302 537,076	$ $	532,947 1,361,056

Michael M. Laddon	31,000 17,500	3.8 2.1	% %	$ $	15.11 24.40	May 20, 2013 November 24, 2013	$ $	294,581 268,538	$ $	746,525 680,528

Steven F. McCann	32,000	3.9%			$24.40	November 24, 2013		$491,041		$1,244,394

William J. Rainey	40,000 17,500	4.9 2.1	% %	$ $	15.11 24.40	May 20, 2013 November 24, 2013	$ $	380,104 268,538	$ $	963,258 680,528

(1)	All options have an exercise price per share equal to 100% of the fair market value of our common stock on the grant date. All options expire 10 years from the grant date and vest in four equal annual installments beginning one year after the grant date; provided, however, that Mr. Laddon’s option to purchase 31,000 shares of our common stock vest in four equal annual installments beginning on March 17, 2004, and Mr. Rainey’s option to purchase 40,000 shares of our common stock vest in four equal annual installments beginning on March 24, 2004. We have not granted any stock appreciation rights.
(2)	As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for our common stock appreciates from the date of grant to the end of the option terms at the annual rates of 5% and 10%. These numbers are not estimates of our future stock price performance and are not necessarily indicative of our future stock price performance. If the price of our common stock does not increase above the exercise price, no value will be realizable from these options.

AGGREGATE OPTION EXERCISES IN FISCAL 2004

AND OPTION VALUES AS OF JANUARY 29, 2004

The following table sets forth stock option exercises during the fiscal year ended January 29, 2004 by, and option values as of January 29, 2004 to, our Chief Executive Officer and our four other most highly compensated executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Warren F. Bryant	0	0	57,500	257,500	$—	$—
Bruce E. Schwallie	0	0	16,250	123,750	$—	$107,200
Michael M. Laddon	0	0	—	48,500	$—	$216,070
Steven F. McCann	0	0	30,950	120,050	$2,496	$5,824
William J. Rainey	0	0	—	57,500	$—	$278,800

(1)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of our common stock on January 29, 2004 (the last day of trading for the fiscal year ended January 29, 2004), multiplied by the number of shares underlying the options. The closing price of our common stock on January 29, 2004, as reported on the New York Stock Exchange, was $22.08 per share.

Appendix A

Longs Drug Stores Corporation

Corporate Governance Guidelines

The Board of Directors (the “Board”) of Longs Drug Stores Corporation (the “Company”) has adopted the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to serve best the interests of the Company and its stockholders. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Articles of Incorporation, bylaws and other corporate governance documents. These Guidelines acknowledge the leadership exercised by the Board’s standing committees and their chairs and are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company and its stockholders or as required by applicable laws and regulations.

These Guidelines are available on the Company’s website at “www.longs.com” and to any stockholder who otherwise requests a copy. The Company’s Annual Report on Form 10-K shall state the foregoing.

The Board

Size of the Board

The Company’s Articles of Incorporation provide that the number of directors will be fixed from time to time by the Board, but in no event will be less than three (3) or more than fifteen (15). The Board currently has twelve (12) members. The Board believes that nine (9) to twelve (12) directors is an appropriate size based on the Company’s present circumstances. The Board also believes that this number of directors permits diversity of experience without hindering effective discussion or diminishing individual accountability. The Board will periodically review the size of the Board, and determine the size that is most effective in relation to future operations.

Independence of the Board

The Board shall be comprised of a majority of directors who qualify as independent directors (the “Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”).

The Governance and Nominating Committee reviews annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) are considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE. The basis for any determination that a relationship is not material are published in the Company’s annual proxy statement.

Chairman of the Board

The Board selects the Chairman of the Board in accordance with the Company’s bylaws. The Chairman shall be the chairman of all meetings of the stockholders at which he or she is present and all meetings of the Board at which he or she is present, and shall perform such other duties as may be assigned to the Chairman by the Company’s bylaws or the Board.

Lead Director

The Independent Directors select at least annually a lead Independent Director (the “Lead Director”). The Lead Director: convenes and chairs meetings of the Independent Directors in executive session on a quarterly basis and more often if needed; serves as a communication facilitator for the Board; develops and maintains an alignment of their respective expectations for company performance among the Independent Directors, the Chairman and Chief Executive Officer and Senior Management; presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors; regularly polls the Independent Directors for advice on agenda items for meetings of the Board; serves as a liaison between the Chairman and the Independent Directors; collaborates with the Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approves such agendas; approves information that is sent to the Board; collaborates with the Chairman and the Chief Executive Officer and the chairpersons of the standing committees in developing and managing the schedule of meetings of the Board and approves such schedules; collaborates with the Chairman and Chief Executive Officer in developing the budget of the Board; if requested by major stockholders, ensures that he or she is available for consultation and direct communication; and leads the Independent Directors in anticipating and addressing special issues. In performing the duties described above, the Lead Director is expected to consult with the chairs of the appropriate Board committees and solicit their participation in order to avoid diluting the authority or responsibility of such committee chairs. The Lead Director shall also perform such other duties as may be assigned to the Lead Director by the Company’s bylaws or the Board. The name of the Lead Director is published along with a means for stockholders to communicate with the non-management directors through the Lead Director.

Separate Sessions of Non-Management Directors and the Independent Directors

The non-management directors meet in executive session without management directors or management present on a quarterly basis and more often if needed. The Lead Director chairs such meetings. At least annually, the non-management directors review the Company’s implementation of and compliance with its Guidelines and consider such matters as they may deem appropriate at such meetings. Non-management directors are all directors who are not Company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), including such directors who are not independent by virtue of a material relationship, former status or family membership or for any other reason. In addition, if the non-management directors include directors who are not also Independent Directors, the Independent Directors shall also meet separately at least once per year in executive session. The Lead Director shall have the authority to call meetings of the Independent Directors and non-management directors.

Director Qualification Standards

The Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Governance and Nominating Committee, in recommending candidates for election and considering candidates recommended by stockholders, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board as well as the criteria set forth in such Committee’s charter.

Selection of New Directors

Directors will stand for election by the stockholders of the Company at the Company’s annual meeting as provided in the Company’s bylaws. Each year, at the annual meeting, the Board will recommend a slate of directors for the relevant class for election by the stockholders. In accordance with the bylaws of the Company, the Board is also responsible for filling vacancies or newly-created directorships on the Board that may occur between annual meetings of stockholders. The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The Governance and Nominating Committee considers director candidates recommended by stockholders using the same criteria it uses for evaluating other candidates provided the stockholder has given notice to the Secretary of the Company at the principal offices of the Company and such notice is received by the Company not less than 90 days prior to the annual meeting of stockholders.

Limitations on Other Board Service

The Governance and Nominating Committee and the Board will take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors and in making its recommendations to the Company’s stockholders. In that regard, Board members may not serve on boards of more than six other public companies and, with respect to members serving on the Audit and Finance Committee, they are limited as described below.

Due to the demanding nature of service on the Company’s Audit and Finance Committee, the members of the Company’s Audit and Finance Committee may not serve on the audit committees of the boards of directors of more than two other public companies at the same time as they are serving on the Company’s Audit and Finance Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit and Finance Committee and the Company discloses such determination in the Company’s annual proxy statement.

Service on other boards and/or committees must be consistent with the Company’s conflict of interest policies set forth below.

Directors Who Resign Their Current Positions With Their Company

When a director, including any director who is currently an officer or employee of the Company, resigns or materially changes his or her position with his or her employer, such director should submit his or her resignation from the Board, which the Board may accept or reject based on the recommendation of the Governance and Nominating Committee.

Term Limits

As each director is subject to election by stockholders, the Board does not believe it is in the best interests of the Company to establish term limits. Term limits may cause the Company to lose the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company’s business and therefore can provide an increasingly significant contribution to the Board.

Retirement

It is the general policy of the Company that no director may stand for election to the Board after his or her 72nd birthday. At the discretion of the Governance and Nominating Committee, incumbent directors may be nominated for re-election for an additional period of service through the end of the year during which they reach age 72. In exceptional cases, a director may be nominated for re-election after reaching age 72 when the Governance and Nominating Committee believes that it would be in the best interests of the Company’s stockholders and the Company for the individual to continue in his or her position. In such cases, there must exist substantial evidence that the candidate possesses unique skills or experiences that justify an exception to the policy. Such exceptions would normally be limited to one additional 3-year period of service.

Director Responsibilities

The business and affairs of the Company are managed under the general direction of the Board, including through one or more of its committees as set forth in the bylaws and committee charters. Each director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. These include, but are not limited to:

(1)	overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed;

(2)	reviewing and, where appropriate, approving the Company’s major financial objectives, plans and actions;

(3)	reviewing and, where appropriate, approving major changes in, and determinations of other major issues respecting, the appropriate auditing and accounting principles and practices to be used in the preparation of the Company’s financial statements;

(4)	reviewing and, where appropriate, approving major changes in, and determinations under the Company’s Guidelines, Code of Business Conduct and Ethics and other Company policies;

(5)	reviewing and, where appropriate, approving actions to be undertaken by the Company that would result in a material change in the financial structure or control of the Company, the acquisition or disposition of any businesses or asset(s) material to the Company or the entry of the Company into any major new line of business;

(6)	with respect to the Independent Directors, and as directed by the Board together with other relevant Board committees, regularly evaluating the performance and approving the compensation of the Chief Executive Officer;
(7)	selecting the Chief Executive Officer of the Company;

(8)	planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other key executives; and

(9)	helping to ensure that the Company’s business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations.

Compensation

The Company’s executive officers shall not receive additional compensation for their service as directors. Senior management of the Company and/or outside consultants, at the discretion of the Compensation Committee, shall report once a year to the Compensation Committee regarding the status of the Company’s non-management director compensation in relation to other U.S. companies of comparable size and the Company’s competitors. Such report shall include consideration of both direct and indirect forms of compensation to the Company’s non-management directors, including any charitable contributions by the Company to organizations in which a non-management director is involved. Following a review of the report, the Compensation Committee will recommend any changes in director compensation to the Chairman of the Board, which changes shall be approved or disapproved by the Board after a full discussion.

Director fees (including expense reimbursement and equity awards) are the sole form of compensation that non-management directors, including members of the Audit and Finance Committee, may receive from the Company.

Stock Ownership

Each non-employee member of the Board is expected to retain until one year after the date he or she leaves the Board all shares granted to such director by the Company during his or her service as a director. In the event options to purchase Company stock are granted to non-employee directors, each such director is expected to retain 75% of his or her profit shares acquired during the time of his or her tenure as a member of the Board. “Profit shares” are the shares acquired through the exercise of options to purchase Company stock that are equal in value on the date of acquisition to the excess of the fair market value of such shares on the date of acquisition over any exercise price and taxes paid as a result of the exercise of such options. Directors are not required to continue to retain shares purchased with their own resources, shares acquired prior to their becoming a director or shares received or otherwise acquired while employed by the Company.

Company executives at the Group Vice President and higher level are subject to the following guidelines. Such executives are encouraged to achieve the following levels of Company stock ownership utilizing the methodology described below:

Position	Value of Company Stock
Chairman and/or CEO and/or President	3x Base Salary
Executive or Senior Vice President	2x Base Salary
Group Vice President	1x Base Salary

To achieve these stock ownership objectives, each such executive is expected to retain 75% of his or her profit shares acquired upon exercise of options, vesting of restricted stock or receipt of performance shares during the time he or she occupies the position indicated. “Profit shares” are the shares acquired through the exercise of options to purchase Company stock, the vesting of restricted stock or the earning of performance shares, in each case that are equal in value on the date of acquisition to the excess of the fair market value of such shares on the date of acquisition over any exercise price and taxes paid as a result of the exercise of such options or receipt of such restricted stock or performance shares. Executives are not required to continue to retain shares purchased with their own resources, shares acquired prior to their becoming an executive or shares received or otherwise acquired prior to employment by the Company. Once an executive Officer has achieved the requisite level of ownership indicated above, the retention requirement shall no longer be applicable to future acquisitions of Company stock.

Conflicts of Interest

Directors are expected to avoid any action, position or interest that conflicts with the interests of the Company or gives the appearance of a conflict. If an actual or potential conflict of interest develops, the director shall immediately report the matter to the Chairman of the Board. Any significant conflict must be resolved or the director must resign. If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the Board, excuse himself or herself from discussion on the matter and not vote on the matter. In addition, at least annually each director shall submit a signed questionnaire which assesses areas where potential conflicts may arise or have arisen.

Board Orientation and Continuing Education of Board Members

The Company provides new directors with a director orientation program to familiarize them with, among other things, the Company’s business, strategic plans, significant financial, accounting and management issues, compliance programs, conflicts policies, Code of Business Conduct and Ethics, Guidelines, principal officers, internal auditors and independent auditors. Directors are expected to make time to complete such orientation.

The Company makes available to directors continuing education programs, and each director is expected to participate in such programs, as management or the Board determines desirable.

Communicating with Stockholders, Institutional Investors, the Press and Customers

The Board believes that management speaks for the Company. Each director shall refer all inquiries from institutional investors, the press or customers to management. Individual Board members may, from time to time at the request of the management, meet or otherwise communicate with various constituencies that are involved with the Company. If comments from the Board are appropriate, they should, in most circumstances, come from the Chairman of the Board. Stockholders may communicate with the Board or individual members of the Board by sending written or email communication to the Secretary of the Company, who collects and forwards all such communications, as appropriate, to the Board or specified Board member.

Board Access to Senior Management

The Board shall have complete access to Company management in order to ensure that directors can ask any questions and receive all information necessary to perform their duties.

Board Access to Independent Advisors

The Board committees may hire independent advisors as set forth in their applicable charters. The Board as a whole shall have access to such advisors and such other independent advisors that the Company retains or that the Board considers necessary to discharge its responsibilities.

Annual Self-Evaluation

Following the end of each fiscal year, the Governance and Nominating Committee oversees an annual assessment by the Board of the Board’s performance. The Governance and Nominating Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation, as well as considering other corporate governance principles that may, from time to time, merit consideration by the Board.

The assessment should include a review of any areas in which the Board or management believes the Board can make a better contribution to the governance of the Company, as well as a review of the committee structure and an assessment of the Board’s compliance with the principles set forth in these Guidelines. The purpose of the review will be to improve the performance of the Board as a unit, and not to target the performance of any individual Board member. The Governance and Nominating Committee utilizes the results of the Board evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board.

Board Meetings

Frequency of Meetings

The Board meets at least four (4) times annually. In addition, special meetings may be called from time to time as determined by the needs of the business. It is the responsibility of the directors to attend meetings.

Director Attendance

A director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend meetings of the Board, meetings of all committees on which the director sits (including separate meetings of non-management directors and the Independent Directors) and the annual meeting of stockholders, with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting in person is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference.

Attendance of Non-Directors

The Board encourages the Chairman of the Board or of any committee to bring Company management and outside advisors or consultants from time to time into Board and/or committee meetings to (i) provide insight into items being discussed by the Board which involve the manager, advisor or consultant, (ii) make presentations to the Board on matters which involve the manager, advisor or consultant and (iii) bring managers with high potential into contact with the Board. Attendance of non-directors at Board meetings is at the discretion of the Board.

Agendas

The Chairman establishes the agenda for each Board meeting with approval from the Lead Director and input from the management and, as necessary or desired, from the other directors.

Advance Receipt of Meeting Materials

Information regarding the topics to be considered at a meeting is essential to the Board’s understanding of the business and the preparation of the directors for a productive meeting. To the extent feasible, the meeting agenda and any written materials relating to each Board meeting will be distributed to the directors sufficiently in advance of each meeting to allow for meaningful review of such agenda and materials by the directors. Directors are expected to have reviewed and be prepared to discuss all materials distributed in advance of any meeting.

Committee Matters

Number, Name, Responsibilities and Independence of Committees

The Board currently has three standing committees, each composed entirely of Independent Directors, as set forth in the committee charters. From time to time, the Board may form a new committee, disband a current committee, or consolidate committees depending upon the circumstances.

The following sets forth the current Board committees and a summary of their responsibilities.

(1)    Audit and Finance Committee.    The Audit and Finance Committee consists of at least three (3) members and reviews the Company’s audit processes as well as the work of the Company’s internal accounting staff and independent auditors. This committee has the authority to appoint and fire the Company’s independent auditors and to approve any significant non-audit relationship with the independent auditors. This committee performs its duties as assigned by the Board in compliance with the Company’s bylaws and the committee’s charter.

(2)    Compensation Committee.    The Compensation Committee consists of at least two (2) members and reviews and approves the Company’s goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management and/or outside consultants, recommends to the Board compensation levels and systems for Board and the Chief Executive Officer that correspond to the Company’s goals and objectives. The committee also produces an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. This committee performs its duties as assigned by the Board in compliance with the Company’s bylaws and the committee’s charter.

(3)    Governance and Nominating Committee.    The Governance and Nominating Committee consists of at least three (3) members and is responsible for recommending to the Board individuals to be nominated as directors and committee members. This includes evaluating new candidates as well as evaluating current directors. This committee is also responsible for developing and recommending to the Board the Guidelines, as well are reviewing and recommending revisions to such Guidelines on a regular basis. This committee also performs other duties as are described in these Guidelines and prepares any disclosure of the nominating process required by applicable rules and regulations. This committee performs its duties as assigned by the Board in compliance with the Company’s bylaws and the committee’s charter.

Assignment and Rotation of Committee Members

Based on the recommendations of the Governance and Nominating Committee, the Board appoints committee members and committee chairs according to criteria set forth in the applicable committee charter and such other criteria that the Board determines to be appropriate in light of the responsibilities of each committee. The Board considers experience gained through continuity of service to be valuable, and therefore, Committee membership and the position of committee chair will not be rotated on a mandatory basis unless the Board determines that rotation is in the best interest of the Company.

Frequency of Committee Meetings

Each committee meets at least the minimum number of times set forth in such committee’s charter. In addition, special meetings may be called by the Chairman of the committee from time to time. It is the responsibility of the directors to attend the meetings of the committees on which they serve.

Committee Agendas

The Chairman of each committee, in consultation with the appropriate members of the Committee and any person or persons appointed by Management as liaison to such committee, develops his or her committee’s agenda.

Committee Self-Evaluations

Following the end of each fiscal year, each committee shall review its performance and charter and recommend to the Board any changes it deems necessary.

Leadership Development

Annual Review of Chief Executive Officer

The Board, with input from the Chief Executive Officer, shall annually establish the performance criteria (including both long-term and short-term goals) to be considered in connection with the Chief Executive Officer’s next annual performance evaluation. Annually, the Chief Executive Officer shall make a presentation or furnish a written report to the Board indicating his or her progress against such established performance criteria. Thereafter, with the Chief Executive Officer absent, the Board shall meet to review the Chief Executive Officer’s performance. The results of the review and evaluation shall be communicated to the Chief Executive Officer by the Lead Director and the Chairman of the Compensation Committee.

Succession Planning

The Governance and Nominating Committee shall work with the Chief Executive Officer to review, maintain and revise, if necessary, the Company’s succession plan upon the Chief Executive Officer’s retirement and/or in the event of an unexpected occurrence. The Chief Executive Officer shall report annually to the Board on succession planning for the Chief Executive Officer and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.

Management Development

The Board shall determine that a satisfactory system is in effect for the education, development and orderly succession of senior and mid-level managers throughout the Company. In addition, the Company is committed to providing equal opportunity and fair treatment to all individuals on the basis of merit, without discrimination because of race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristics protected by law.

Appendix B

LONGS DRUG STORES CORPORATION

(a Maryland Corporation)

AUDIT AND FINANCE COMMITTEE CHARTER

This Audit and Finance Committee Charter was adopted by the Board of Directors (the “Board”) of Longs Drug Stores Corporation (the “Company”) on March 2, 2004.

I.    Purpose

The purpose of the Audit and Finance Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Committee Authority and Responsibilities

The Committee has the following authority and responsibilities.

Interaction with the Independent Auditor

1.    Appointment and Oversight.    The Committee shall be directly responsible for the appointment, compensation, retention and general oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.    Pre-Approval of Services.    Before the independent auditor is engaged to render audit or non-audit services for the Company or its subsidiaries, the Committee shall approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)    The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii)    The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)    The Committee shall consider at least annually whether the Company should rotate independent auditing firms.

(v)    The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

(i)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii)    The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii)    The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.    Separate Meetings with the Independent Auditor.

(i)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were not effected in the Company’s financial statements (i.e., “passed” (as immaterial or otherwise)); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii)    The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii)    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.    Appointment.    The Committee shall approve the appointment and replacement of the internal auditor.

9.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Finance

10.    In discharging its responsibilities with respect to finance matters, the Committee will:

•	Meet at least quarterly with the CEO, CFO and others within management to review the financial and operating results of the Company, and to monitor capital expenditures against the Capital Budget.

•	Keep advised of the Company’s relationships with its bankers and other lenders, monitor its compliance with financing agreements, debt covenants and standing with the credit rating agencies and monitor the adequacy of the Company’s credit facility and of its insurance coverage.

•	Review cash management and investment policies of the Company including policies and positions regarding interest rate risk, liquidity management and derivative use, as well as investment returns.

•	Report all transactions and relevant matters to the Board.

Other Powers and Responsibilities

11.    The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

12.    The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

13.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that are brought to their attention and that in the opinion of management and/or the Committee raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

14.    The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

15.    The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of related party transactions.

16.    The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

17.    The Committee shall set clear hiring policies for the Company’s hiring of employees or former employees of the Company’s independent auditor.

18.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

19.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

20.    The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

21.    The Committee shall monitor compliance with the Company’s Code of Business Conduct and Ethics.

22.    The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter, and shall provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

23.    The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

24.    Perform such other functions as may be assigned by the Board from time to time.

III.    Membership

The Committee shall consist of no fewer than three members of the Board and shall be a standing committee of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

IV.    Meetings and Procedures

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and, in consultation with management, set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee or the Company’s Corporate Governance Guidelines.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular internal or external legal counsel or other internal or external advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

Appendix C

LONGS DRUG STORES CORPORATION

(a Maryland Corporation)

COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of Longs Drug Stores Corporation (the “Company”) on March 2, 2004.

I.    Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board is to provide assistance to the directors in fulfilling their responsibilities by (1) designing (in consultation with management or the Board), recommending to the Board for approval and evaluating the compensation plans, policies and programs of the Company, especially those regarding executive compensation, (2) determining the compensation of the chief executive officer of the Company and (3) producing an annual report on executive compensation, including the Company’s Internal Revenue Code Section 162(m) deductibility policy, for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee aims to ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

In addition to the specific powers and responsibilities delegated to the Committee in this Charter, the Committee shall also carry out and may exercise any other powers or responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be made by the Committee in its sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.    Committee Authority and Responsibilities

The Committee has the following authority and responsibilities.

1.	At least annually, review and, if necessary, revise the Company’s compensation philosophy.

2.	At least annually, review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, and, as part of a process that also involves the Governance and Nominating Committee, evaluate the Chief Executive Officer’s performance in light of those goals and objectives. The Committee shall determine the appropriate elements and levels of compensation (including base salary and short-term and long-term incentives) for the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s total compensation, the Committee will also consider appropriate factors, such as the Company’s performance and relative stockholder return, the elements and value of similar incentive awards provided to chief executive officers at comparable companies, and the awards previously provided to the Chief Executive Officer. The Committee shall review and, to the extent appropriate, approve for the Chief Executive Officer any employment, severance, change in control or similar agreement or arrangement, as well as any special or supplemental benefits or perquisites, proposed to be provided to the Chief Executive Officer.

3.	The Committee shall periodically review and approve all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including 401(k) and similar plans), and with respect to each plan shall have responsibility for:

(i)	providing general administration;

(ii)	approving performance targets, with input from and consultation with management, under all annual bonus and long-term incentive compensation plans as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);

(iii)	determining that any and all performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

(iv)	approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

(v)	granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers, including stock options and other equity rights (e.g., restricted stock, stock purchase rights); and

(vi)	approving which executive officers are entitled to awards under the Company’s stock option plan(s).

All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.

4.	At least annually review and approve, for the executive officers that directly report to the Chief Executive Officer and, to the extent required under Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Code, any other officer, corporate goals and objectives relevant to such officers and determine for such officers (a) the annual base salary level, (b) the short-term incentive opportunities, (c) the long-term incentive opportunities, (d) to the extent appropriate, any employment, severance, change in control and similar agreements and arrangements, and (e) to the extent appropriate, any special or supplemental benefits or perquisites, proposed to be provided to such officers. In establishing the elements and value of such officers’ total compensation, including the long-term incentive component of total compensation, the Committee will consider appropriate factors, such as the officers’ performance, the Company’s performance and relative stockholder return, the elements and value of compensation provided to officers with comparable duties at comparable companies, and the elements and value of compensation previously provided to such officers.

5.	Have authority to retain and terminate any advisors (e.g., compensation consultants, attorneys, accountants, etc.) to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and sole authority to approve the advisor fees and other retention terms.

6.	Annually review director compensation and recommend to the full Board for approval the form and amount of director compensation.

7.	Establish and periodically review policies concerning perquisite benefits for the Chief Executive Officer and other executive officers.

8.	Periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.

9.	Determine the Company’s policy with respect to change of control or “parachute” payments.

10.	Review and approve executive officer and director indemnification and insurance matters.

11.	Review and approve any employee loans in an amount greater than $100,000.

12.	Serve as the primary contact between the Company’s senior Human Resources executive and the Board with respect to compensation issues.

13.	Annually review the Company’s budgeted salary increase. Periodically receive, together with the Chief Executive Officer, reports from the Company’s senior Human Resources executive and/or outside consultants on existing and proposed benefit, compensation, and incentive programs to ensure continued appropriate and competitive programs and levels of compensation for all Company officers and key staff.

14.	Prepare and approve the Report of the Compensation Committee to be included as part of the Company’s annual proxy statement.

15.	Review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

16.	Evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

17.	Perform such other functions as may be assigned by the Board from time to time, and report to the Board its activities from time to time.

III.    Membership

The Committee shall be a standing committee of the Board and shall consist of at least two directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) satisfy the independence requirements of the New York Stock Exchange, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Code.

Committee members, including the Committee Chairman, shall be appointed by the Board on the recommendation of the Governance and Nominating Committee, and may be removed from the Committee, with or without cause, by the Board.

IV.    Meetings and Procedures

The Committee shall meet on a regular basis and may call special meetings as required.

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee or the Company’s Corporate Governance Guidelines.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee but may not vote and shall not participate in any discussion or deliberation unless invited to do so by the Committee. The Committee may, at its discretion, include in its meetings members of the Company’s management, members of the Company’s human resources, legal, tax and accounting departments, representatives of the independent auditor, the internal auditor and any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including but not limited to, any director that is not a member of the Committee.

The Committee shall have the authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular internal or external legal counsel or other internal or external advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

When planning to establish, modify or certify performance targets under bonus plans for senior executives, grant any and all forms of equity compensation, modify or rescind any option, stock or restricted stock grants, or make, modify or rescind loans to employees or directors, the Committee shall consult the Company’s legal, tax and accounting departments before taking action.

V.    Delegation of Duties

In fulfilling its responsibilities, the Committee shall, subject to the following paragraphs, be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 4 of Section II above or any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934 pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.” All proposed delegations must be adopted by a resolution of the Committee and reviewed for compliance with the relevant plan and Maryland corporate law by the Company’s legal, tax and accounting departments before they are voted upon at meetings. The resolution shall specify which duties are being delegated, to whom the duties are delegated, and which oversight powers the Committee retains.

In addition, the Committee shall, as it deems appropriate, cause the Company to seek stockholder approval of the performance goals used to set the performance targets in any performance-based equity compensation plans, whether through approval of the applicable plan or otherwise, to the extent required, and in the manner provided, by Section 162(m) and the treasury regulations promulgated thereunder.

Appendix D

LONGS DRUG STORES CORPORATION

(a Maryland Corporation)

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

This Governance and Nominating Committee Charter was adopted by the Board of Directors (the “Board”) of Longs Drug Stores Corporation (the “Company”) on March 2, 2004.

I.    Purpose

The purpose of the Governance and Nominating Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding: (a) the identification of qualified candidates to become Board members and Chief Executive Officer of the Company; (b) the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); (c) the selection of candidates to fill any vacancies on the Board; (d) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”); (e) oversight of the evaluation of the Board, the Board committees and management; and (f) review the effectiveness of the functioning of the Board and its committees.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee will work in concert with the Lead Director, Chairman of the Board and the Chief Executive Officer in fulfilling its responsibilities, as appropriate.

II.    Committee Authority and Responsibilities

The Committee has the following authority and responsibilities:

1.	Review and make recommendations to the Board regarding Board organization, structure and protections, including without limitation:

(a)	the size of the Board and each standing committee;

(b)	succession policies for directors;

(c)	experience and professional criteria for membership on the Board of Directors;

(d)	candidates to be appointed as the members and Chair of each Board committee;

(e)	members to serve as Chairman of the Board and as Lead Director; and

(f)	the duties of the Chairman of the Board and the Lead Director as they relate to coordinating and supporting the work of the several committees and the Board.

2.	Review and make recommendations to the Board regarding nominees to fill vacancies as they occur among directors and, prior to each annual meeting of stockholders, a slate of nominees for election or reelection as directors by the stockholders at the annual meeting. This responsibility includes:

(a)	identifying, evaluating and recruiting highly qualified candidates as directors; and

(b)	identifying the characteristics of new director appointments needed to maintain effectiveness of the Board.

For purposes of the foregoing, the Committee may consider the criteria set forth in the attached Addendum in recommending candidates for election or appointment to the Board.

3.	Review at least annually the performance of each current director, as well as the relationships that each such director has with the Company, and consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

4.	In appropriate circumstances, in its discretion, consider and recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s certificate of incorporation, bylaws and Corporate Governance Guidelines.

5.	Oversee the Board and each Board committee in the Board’s and each committee’s annual review of its performance (including its composition and organization) and the performance of management, and make appropriate recommendations to improve performance.

6.	At its discretion, make recommendations to the Board regarding governance matters, including, but not limited to, the Company’s certificate of incorporation, bylaws, this Charter and the charters of the Company’s other Board committees.

7.	Develop and recommend to the Board the Corporate Governance Guidelines.

8.	Evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

9.	Develop, in concert with the Chief Executive Officer, an effective management succession plan. Monitor progress in achieving that plan, including receiving periodically from the chief executive officer recommendations regarding his or her successor, the development of other executive talent and the executive management needs of the Company. This responsibility includes:

(a)	conferring with the Chief Executive Officer on a regular basis regarding progression and performance of senior corporate officers and his or her thinking on promotion and/or increased responsibilities of those officers;

(b)	reviewing the Chief Executive Officer’s nomination of senior corporate officers in the context of the management succession plan and making recommendations to the Chief Executive Officer and the Board as deemed appropriate;

(c)	arranging for the Chief Executive Officer to review annually the current status of the management succession plan with the Board of Directors during executive session; and

(d)	recommending formally to the Board a successor to the chief executive officer when a vacancy occurs.

10.	Monitor the consistency between the performance of the Chief Executive Officer and the expectations of the Board. This responsibility includes:

(a)	reviewing at least annually the performance of the Chief Executive Officer;

(b)	arranging for the Chief Executive Officer to discuss performance matters with the Board of Directors at least annually during executive session; and

(c)	reporting annually the results of the evaluation of the Chief Executive Officer to the Compensation Committee.

11.	Develop and recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s security holders and procedures for submission by security holders of director nominee recommendations.

12.	Periodically report to the Board on its findings and actions.

13.	Review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

14.	Perform such other functions as may be assigned by the Board from time to time.

III.    Membership

The Committee shall consist of at least three directors all of whom (a) shall be “independent” as defined in the rules of the New York Stock Exchange, and (b) shall have experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee, and shall be a standing committee of the Board. The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

IV.    Meetings and Procedures

The Committee shall meet four times per year and may call special meetings as required.

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are consistent with the provisions of the Company’s bylaws that are applicable to the Committee or the Company’s Corporate Governance Guidelines.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any director that is not a member of the Committee.

The Committee shall have the authority, as it deems appropriate, to retain or replace, as needed, any independent counsel or other outside expert or advisor that the Committee believes to be desirable and appropriate. The Committee, in its discretion, may also use the services of the Company’s regular internal or external legal counsel or other internal or external advisors to the Company. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director and Chief Executive Officer candidates, including sole authority to approve such search firm’s fees and other retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons retained by the Committee and for ordinary administrative expenses, including those related to the identification and recruitment of director and Chief Executive Officer candidates, of the Committee that are necessary or appropriate in carrying out its duties.

V.    Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company’s securities then trade.

Addendum

(Policies)

The Lead Director’s and Chairman’s Responsibilities for Committees:

The Lead Director and Chairman of the Board are responsible for coordinating the activities of the several committees of the Board. Through office staff, the Chairman shall provide the necessary financial, technical and clerical services required by the committees.

Criteria for Board Membership:

The Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(a)	directors chosen with a view to bringing to the Board a variety of expertise, experience and diversity;

(b)	some directors who will form a central core of executive business and financial expertise;

(c)	some directors who have substantial experience outside the business community in the professional, public, academic or scientific communities;

(d)	directors who are free of conflicts of interest;

(e)	directors who will represent the balanced, best interests of the stockholders as a whole;

(f)	directors who have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

(g)	some directors with experience in corporate governance, experience in the Company’s industry and/or experience as a board member of another publicly held company;

(h)	directors with personal and professional integrity, ethics and values;

(i)	directors with practical and mature business judgment;

(j)	a substantial majority of directors who are not employees or former employees of the Company; and

(k)	directors who maintain expertise that contributes significantly to the functioning of the Board throughout their Board service.

Succession Policy

It is the general policy of the Company that no director may stand for election to the Board after his or her 72nd birthday. At the discretion of the Committee, incumbent directors may be nominated for re-election for an additional three-year period of service through the end of the year during which they reach age 72. In exceptional cases, a director may be nominated for re-election after reaching age 72 when the Committee believes that it would be in the best interests of the stockholders and the Company for the individual to continue in his or her position. In such cases, there should exist substantial evidence that the candidate possesses unique skills or experiences that justify an exception to the policy. Such exceptions would normally be limited to one additional 3-year period of service.

D-Addendum-1

Admission Ticket

LONGS DRUG STORES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 25, 2004

11:00 a.m. (PDT)

The Shadelands Arts Center

111 North Wiget Lane

Walnut Creek, California 94598

This ticket admits the named stockholder.

Photocopies will not be accepted.

You may be asked for identification at the time of admission.

LONGS DRUG STORES CORPORATION

141 North Civic Drive

Walnut Creek, California 94596 Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2004.

By signing this proxy, the undersigned revokes all prior proxies and appoints Warren F. Bryant, Steven F. McCann, William J. Rainey, and each of them, as proxies for the undersigned with the powers the undersigned would possess if personally present and with full power of substitution to act and to vote, as designated below, all the shares of the undersigned in Longs Drug Stores Corporation at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2004, at 11:00 a.m. (PDT), and any adjournment or postponement thereof. In the absence of instructions from the undersigned, the undersigned’s proxies will vote FOR all nominees in Proposal 1, will vote AGAINST Proposal 2 and will vote FOR Proposal 3. The undersigned’s proxies may vote according to their discretion on any other matters which may properly come before the Annual Meeting and all adjournments and postponements.

This proxy also provides voting instructions to the trustee of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan (the “Plan”). The trustee will vote as indicated on the reverse side of this proxy the shares of common stock credited to the undersigned’s account under the Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 3 AND AGAINST ITEM 2.

See reverse for voting.

COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 10:00 a.m. (PDT) on May 24, 2004.

. Please have your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account available.

. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/ldg/ – QUICK *** EASY *** IMMEDIATE

. Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 10:00 a.m. (PDT) on May 24, 2004.

. Please have your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account available. If you do not have a U.S. SSN or TIN, please leave blank.

. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

. Mark, sign and date your proxy card and return it in the postage-paid, preaddressed envelope we have provided or return it to Longs Drug Stores Corporation, c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:

Nominees: 01 Robert M. Long 02 Harold R. Somerset 03 Donald L. Sorby, Ph.D.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

[_] Vote FOR all nominees (except as marked)

[_] Vote WITHHELD from all nominees

The Board of Directors Recommends a Vote AGAINST Item 2.

2. Approval of Stockholder Proposal Regarding an Independent Chairman of the Board [_] For [_] Against [_] Abstain

The Board of Directors Recommends a Vote FOR Item 3.

3. Ratification of Deloitte & Touche LLP, our Independent Auditors, for fiscal year ending January 27, 2005 [_] For [_] Against [_] Abstain

Address Change? Mark box. Indicate changes below.

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.

WILL ATTEND Dated:_______________2004

Signature(s) in Box

Please sign your name exactly as it appears to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

nstructions.